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                                                                  EXHIBIT 10.7.1

                ADMINISTRATIVE AND INVESTMENT SERVICES AGREEMENT

                                     between

                       State Street Bank and Trust Company

                                     and the

                       American Bar Retirement Association

                            (As Amended and Restated)

                                November 18, 2002

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                                Table of Contents

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                                                                          ------
ARTICLE 1   DEFINITIONS ..............................................       1

     1.01   "ABA" ....................................................       1
     1.02   "ABA Members Collective Trust" ...........................       1
     1.03   "ABA Members Pension Plan" ...............................       2
     1.04   "ABA Members Plans" ......................................       2
     1.05   "ABA Members Retirement Plan" ............................       2
     1.06   "ABRA" ...................................................       2
     1.07   "ABRA Program Services Unit" .............................       2
     1.08   "Administrative Services" ................................       2
     1.09   "Affiliate" ..............................................       2
     1.10   "Aggregate Recordkeeping Plan" ...........................       2
     1.11   "Annual Marketing Plan" ..................................       2
     1.12   "Board" ..................................................       2
     1.13   "Business Day" ...........................................       2
     1.14   "Cause" ..................................................       3
     1.15   "CitiStreet" .............................................       3
     1.16   "CitiStreet Agreement" ...................................       3
     1.17   "Closed Option" ..........................................       3
     1.18   "Code" ...................................................       3
     1.19   "Communications Consultant" ..............................       3
     1.20   "Date of Termination" ....................................       3
     1.21   "Effective Date" .........................................       3
     1.22   "Employer" ...............................................       3
     1.23   "Employer Plan" ..........................................       3
     1.24   "Equitable" ..............................................       3
     1.25   "ERISA" ..................................................       3
     1.26   "Extension Period" .......................................       3
     1.27   "Fund" ...................................................       4
     1.28   "Fund Declaration" .......................................       4
     1.29   "Indemnified Person" .....................................       4
     1.30   "Individual Recordkeeping Plan" ..........................       4
     1.31   "Individually Designed Plan" .............................       4
     1.32   "Investment Advisor" .....................................       4
     1.33   "Investment Advisor Agreement" ...........................       4
     1.34   "Investment Advisor Recommendation" ......................       4
     1.35   "Investment Advisor Removal Recommendation" ..............       4
     1.36   "Investment Manager" .....................................       4
     1.37   "Investment Manager Agreement" ...........................       4
     1.38   "Investment Option" ......................................       5
     1.39   "Investment Option Termination Notice" ...................       5
     1.40   "Investor" ...............................................       5
     1.41   "Major Vendor" ...........................................       5

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                               Table of Contents

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                                                                          ------
     1.42   "Master Trust" ...........................................       5
     1.43   "New Investment Option" ..................................       5
     1.44   "New Investment Option Notice" ...........................       5
     1.45   "Non-Collective Trust Investment Option or
             NCT Investment Option" ..................................       5
     1.46   "Notice of Termination" ..................................       5
     1.47   "Participant" ............................................       5
     1.48   "Plan" ...................................................       6
     1.49   "Pooled Trust" ...........................................       6
     1.50   "Principal Protected Product" ............................       6
     1.51   "Principal Protected Product Standards" ..................       6
     1.52   "Prior Plan Account" .....................................       6
     1.53   "Program" ................................................       6
     1.54   "Program Data and Records" ...............................       6
     1.55   "Prospectus" .............................................       7
     1.56   "Qualified Bar Association" ..............................       7
     1.57   "Qualified Employer" .....................................       7
     1.58   "Real Estate Option" .....................................       7
     1.59   "Renewal Date" ...........................................       7
     1.60   "Self-Managed Option" ....................................       7
     1.61   "Service Standards" ......................................       7
     1.62   "State Street" ...........................................       7
     1.63   "State Street Software" ..................................       7
     1.64   "Transfer Completion Date" ...............................       7
     1.65   "Trustee" ................................................       8
     1.66   "Trustee Services" .......................................       8
     1.67   "Trust" ..................................................       8

ARTICLE 2   THE ABA MEMBERS COLLECTIVE TRUST AND INVESTMENT
            OPTIONS UNDER THE ABA MEMBERS COLLECTIVE TRUST ...........       8

     2.01   Establishment and Maintenance ............................       8
     2.02   Investment Advisors ......................................       8
     2.03   Monitoring of Investment Advisors ........................       9
     2.04   Investment Advisor Recommendation ........................       9
     2.05   Investment Advisor Removal Recommendation by ABRA ........       9
     2.06   Investment Advisor Removal by State Street ...............      10
     2.07   Amendments to or Mergers Under ABA Members Collective
            Trust ....................................................      10
     2.08   Considerations of State Street Regarding Funds ...........      11

ARTICLE 3   THE TRUSTS AND NCT INVESTMENT OPTIONS UNDER THE
            TRUSTS ...................................................      11

     3.01   Trustee of Trusts ........................................      11
     3.02   NCT Investment Options ...................................      11

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                               Table of Contents

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     3.03   Investment Managers ........................................    12
     3.04   Required Investment Manager Termination ....................    12
     3.05   Optional Investment Manager Termination ....................    13
     3.06   Requirements ...............................................    13
     3.07   Temporary Closure of an NCT Investment Option ..............    13
     3.08   Establishment of NCT Investment Options ....................    13

ARTICLE 4   ALL INVESTMENT OPTIONS .....................................    14

     4.01   New Investment Options .....................................    14
     4.02   Exclusive Management of Principal Protected Products .......    15
     4.03   Consultant .................................................    16
     4.04   Compliance with Laws .......................................    17
     4.05   Termination of Investment Options ..........................    17
     4.06   General Considerations of State Street .....................    18

ARTICLE 5   MAINTENANCE OF TRUSTS AND PLANS ............................    18

     5.01   Necessary Amendments to Trusts and ABA Members Plans
            and Trusts .................................................    18
     5.02   Other Amendments to the Trusts and ABA Members Plans .......    19
     5.03   Notice to Employers of Amendments ..........................    19
     5.04   Forms ......................................................    19
     5.05   Assistance to Employers ....................................    20
     5.06   Plan Interpretation ........................................    20

ARTICLE 6   SERVICES WITH RESPECT TO INVESTMENT OPTIONS ................    20

     6.01   Investment Records .........................................    20
     6.02   Contributions ..............................................    20
     6.03   Transfers ..................................................    20
     6.04   Telephone Service ..........................................    21
     6.05   Internet Services ..........................................    21
     6.06   Assistance with Respect to Investment Options ..............    21
     6.07   Recorded Information Concerning Investment Options .........    21
     6.08   Communication with Investors ...............................    22

ARTICLE 7   SERVICES WITH RESPECT TO TRUSTS AND PLANS ..................    22

     7.01   Plan Records ...............................................    22
     7.02   Additional Records for Individual Recordkeeping Plans ......    22
     7.03   Additional Records For Plans Under ABA Members
            Pension Plan ...............................................    22
     7.04   Distributions and Withdrawals ..............................    23
     7.05   Tax Penalties on Distributions .............................    23
     7.06   State Street as Payor ......................................    23

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                               Table of Contents

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     7.07   Account Statements .........................................    24
     7.08   Forms 5500, Annual Reports and Other Information ...........    24
     7.09   Section 415 Monitoring .....................................    25
     7.10   Section 401(k) and 40l(m) Testing ..........................    25
     7.11   Written Communications to Employers and Investors ..........    25
     7.12   Inquiries and Complaints ...................................    26
     7.13   Notices and Elections by Participants ......................    26
     7.14   Address for Communications to Participants .................    26
     7.15   Use of Electronic Media ....................................    26
     7.16   Plan Administrator .........................................    26

ARTICLE 8   MARKETING SERVICES TO BE PROVIDED BY STATE STREET ..........    26

     8.01   Marketing Requirements .....................................    26
     8.02   Marketing Reports ..........................................    27
     8.03   State Bar and Local Endorsement Program ....................    27

ARTICLE 9   MARKETING SUPPORT TO BE PROVIDED BY ABRA ...................    27

     9.01   Endorsement ................................................    27
     9.02   Bar Association Meetings ...................................    27
     9.03   Workshops and Seminars .....................................    27
     9.04   Introductions ..............................................    28
     9.05   Inclusion in ABA Mailings ..................................    28
     9.06   Access to ABA Research .....................................    28
     9.07   ABA Membership Lists .......................................    28
     9.08   ABA Disclaimer .............................................    28
     9.09   Payment of Expenses ........................................    28

ARTICLE 10  REPORTS TO ABRA ............................................    28

     10.01  Investment Option Reports ..................................    28
     10.02  Fee Reports ................................................    28
     10.03  Trust Participation Reports ................................    29
     10.04  Transfer Reports ...........................................    29
     10.05  Service Reports ............................................    29
     10.06  Expense Reports ............................................    29
     10.07  Annual Reports .............................................    29
     10.08  Timing of Reports ..........................................    29

ARTICLE 11  REVIEW OF COMMUNICATIONS MATERIAL AND COMMUNICATIONS
            BY ABRA ....................................................    29

     11.01  Communications Consultant ..................................    29

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                               Table of Contents

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     11.02  ABRA's Review of State Street Communication Material .......    30
     11.03  Communications by ABRA .....................................    30

ARTICLE 12  ADDITIONAL AGREEMENTS AND COVENANTS OF STATE STREET ........    30

     12.01  ABRA Program Services Unit .................................    30
     12.02  Financial Condition and Organization .......................    31
     12.03  Insurance Certification ....................................    31
     12.04  Approval of Major Vendors ..................................    31
     12.05  Indemnification of ABRA by Major Vendors ...................    32
     12.06  Non-Competition ............................................    32
     12.07  Confidentiality ............................................    32
     12.08  Copyright of Trusts and ABA Members Plans ..................    33
     12.09  Maintenance and Disposition of Program Data and Records ....    33
     12.10  Rights to Software Following Termination ...................    33
     12.11  Investment Advisor Agreements ..............................    35
     12.12  No Directed Brokerage ......................................    35
     12.13  Notice of Change in Status or Regulatory Action ............    36
     12.14  Performance by Affiliates ..................................    36
     12.15  Performance of Services by CitiStreet ......................    36

ARTICLE 13  FEES AND EXPENSES ..........................................    36

     13.01  State Street's Fees ........................................    36
     13.02  ABRA's Fees ................................................    37
     13.03  Additional Services ........................................    37
     13.04  Expenses ...................................................    37

ARTICLE 14  LIMITATION OF LIABILITY AND INDEMNIFICATION ................    39

     14.01  Limitation of Liability for Instructions from
            Participants, Employers or Investors .......................    39
     14.02  Limitation of Liability For Instructions From ABRA .........    39
     14.03  Limitation of Liability for Acts of Third Parties ..........    39
     14.04  Indemnification ............................................    39
     14.05  Counsel for Indemnified Persons ............................    40
     14.06  Contribution ...............................................    40
     14.07  Enforcement of Rights ......................................    40
     14.08  Supplemental Indemnification ...............................    40
     14.09  Interests of ABA Members Collective Trust, Trusts
            and ABA Members Plans ......................................    40
     14.10  Payment of Expenses ........................................    41

ARTICLE 15  TERMINATION OF AGREEMENT ...................................    41

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                               Table of Contents

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     15.01  Termination by State Street ................................    41
     15.02  Termination For Cause ......................................    41
     15.03  Termination by ABRA ........................................    42
     15.04  Consent to Termination .....................................    42
     15.05  Notice of Termination ......................................    42
     15.06  Extension Period ...........................................    43
     15.07  Conversion .................................................    43
     15.08  Transfer to Successor Recordkeeper and Trustee .............    43
     15.09  Transfer of Program Assets .................................    43

ARTICLE 16  MISCELLANEOUS ..............................................    44

     16.01  Service Standards ..........................................    44
     16.02  Plan Disqualification ......................................    44
     16.03  Agents of ABRA .............................................    44
     16.04  Good Faith .................................................    44
     16.05  Compliance with Laws .......................................    44
     16.06  Audits .....................................................    45
     16.07  Amendment ..................................................    45
     16.08  Assignment; Change of Control ..............................    45
     16.09  Choice of Law ..............................................    46
     16.10  Arbitration of Disputes ....................................    47
     16.11  Notice .....................................................    47
     16.12  Severability of Provisions .................................    48
     16.13  Waiver .....................................................    48
     16.14  Captions ...................................................    48
     16.15  Action by ABRA .............................................    48
     16.16  Construction of Terms ......................................    48
     16.17  Execution in Counterparts ..................................    48
     16.18  Entire Agreement ...........................................    48
     16.19  Authority ..................................................    49

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           THIS ADMINISTRATIVE AND INVESTMENT SERVICES AGREEMENT (the
"Agreement") is effective as of the first day of January, 2003, between STATE STREET BANK AND TRUST COMPANY ("State Street") and the AMERICAN BAR RETIREMENT ASSOCIATION ("ABRA") as an amendment and restatement of the Administrative and Investment Services Agreement (the "Original Agreement") dated January 1, 1992 between State Street and ABRA, as amended and restated effective as of January 1, 1999.

                              W I T N E S S E T H:

           WHEREAS, ABRA sponsors the American Bar Association Members Retirement Program (the "Program") under which it has established the American Bar Association Members Defined Benefit Pension Plan (the "ABA Members Pension Plan"), the American Bar Association Members Retirement Plan (the "ABA Members Retirement Plan"), the American Bar Association Members Retirement Trust (the "Master Trust") and the American Bar Association Members Pooled Trust for Retirement Plans (the "Pooled Trust"); and

           WHEREAS, the Program has been marketed and administered pursuant to the Original Agreement as amended and restated effective as of January 1, 1999 (the "First Amended Agreement"); and

           WHEREAS, pursuant to the Original Agreement, effective as of January 1, 1992, ABRA amended the ABA Members Pension Plan and the ABA Members Retirement Plan and amended and restated the Master Trust and the Pooled Trust to reflect, among other changes, the appointment of State Street as sole trustee; and

           WHEREAS, pursuant to the Original Agreement and the First Amended Agreement, State Street has established and maintains the American Bar Association Members/State Street Collective Trust ("ABA Members Collective Trust"), consisting of certain Investment Options; and

           WHEREAS, pursuant to Section 15.01 of the First Amended Agreement, ABRA and State Street each have the right to terminate the Original Agreement by notice to the other party as specified therein; and

           WHEREAS, ABRA and State Street desire to renew their relationship pursuant to this Agreement as an amendment and restatement of the First Amended Agreement, effective as of January 1, 2003.

           NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and undertakings, and subject to the terms and conditions, hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1  DEFINITIONS

           1.01 "ABA" means the American Bar Association and any successor.

           1.02 "ABA Members Collective Trust" means the American Bar Association Members/State Street Collective Trust, a group trust established pursuant to a Declaration of

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Trust dated as of August 8, 1991, as amended and restated October 17, 1991 and
November 18, 1991, as further amended and in effect from time to time, and maintained by State Street for the purpose of providing certain Investment Options to Investors under the Program.

           1.03 "ABA Members Pension Plan" means the American Bar Association Members Defined Benefit Pension Plan, as amended and in effect from time to time.

           1.04 "ABA Members Plans" means the ABA Members Pension Plan and the ABA Members Retirement Plan, collectively.

           1.05 "ABA Members Retirement Plan" means the American Bar Association Members Retirement Plan, as amended and in effect from time to time.

           1.06 "ABRA" means the American Bar Retirement Association, an Illinois not-for-profit corporation, and any successor through which qualified retirement plans are offered to Qualified Employers.

           1.07 "ABRA Program Services Unit" means the program services unit of State Street described in Section 12.01.

           1.08 "Administrative Services" means the recordkeeping, administration, communications, enrollment, marketing and other services to be performed by State Street under this Agreement other than (i) the services required by Articles 2 (not including Section 2.07(a)(i)), 3 and 4, that portion of the services required of State Street pursuant to Sections 7.04, 7.06,
Section 7.15 and (ii) services required by any other provision of this Agreement that as of March 31, 2000 are performed by State Street solely as trustee of the ABA Members Collective Trust or the Trusts.

           1.09 "Affiliate" means any person or entity, including any general partnership, limited partnership, corporation, joint venture, business trust, limited liability partnership, limited liability company or similar organization, that, directly or indirectly, controls, is controlled by, or is under common control with State Street.

           1.10 "Aggregate Recordkeeping Plan" means (a) any Employer Plan established pursuant to the ABA Members Pension Plan except as to any Prior Plan Accounts under such Employer Plan or (b) any Individually Designed Plan with respect to which the Trustee has not agreed to maintain separate accounts for the Participants.

           1.11 "Annual Marketing Plan" means the marketing plan submitted by State Street to ABRA pursuant to Section 8.01, as such plan is amended and in effect from time to time.

           1.12 "Board" means the Board of Directors of ABRA, or the comparable governing body of any successor thereto.

           1.13 "Business Day" means any day on which the New York Stock Exchange is open for trading. Any other reference in this Agreement to a "day," "week," "quarter," or

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"year" shall mean, respectively, a calendar day, a calendar week, a calendar quarter or a calendar year.

           1.14 "Cause" means behavior by either party to this Agreement that is described in Section 15.02 which gives the other party certain rights with respect to this Agreement.

           1.15 "CitiStreet" means CitiStreet, LLC, a Delaware limited liability company.

           1.16 "CitiStreet Agreement" means the agreement identical in form and in substance to the agreement attached hereto as Exhibit A and entered into between State Street and CitiStreet pursuant to Section 12.15 of this Agreement.

           1.17 "Closed Option" means any investment to which Investors are no longer permitted to make contributions or transfers (by agreement between ABRA and State Street), but which continues to constitute an investment under the Program, including, as of the Renewal Date, the Real Estate Option.

           1.18 "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

           1.19 "Communications Consultant" means a person or organization engaged by State Street pursuant to Section 11.01 to provide communications services and advice regarding the Program services, reports and communications under this Agreement, including Sections 5.04, 6.07, 6.08, 7.04 and 7.11.

           1.20 "Date of Termination" means the date specified in the Notice of Termination delivered pursuant to Section 15.01 as the date as on which this Agreement shall terminate.

           1.21 "Effective Date" means January 1, 1992.

           1.22 "Employer" means (a) any Qualified Employer that maintains a Plan and (b) any successor to any such Qualified Employer that agrees, or is required by operation of law, to continue the Plan.

           1.23 "Employer Plan" means any employee benefit plan established and maintained by a Qualified Employer pursuant to either of the ABA Members Plans.

           1.24 "Equitable" means The Equitable Life Assurance Society of The United States, which is, as of the date of the execution of this Agreement, a New York life insurance company, and any successor thereto.

           1.25 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

           1.26 "Extension Period" means the period immediately following the Date of Termination during which State Street, at the written request of ABRA, is obligated to perform

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its obligations and is entitled to exercise its rights under this Agreement pursuant to Sections 15.05 and 15.06.

           1.27 "Fund" means any Investment Option that is a collective investment fund established from time to time under the ABA Members Collective Trust.

           1.28 "Fund Declaration" means any separate declaration executed by the Trustee, pursuant to Section 3.01 of the ABA Members Collective Trust, for the purpose of establishing a Fund thereunder.

           1.29 "Indemnified Person" means any person or entity entitled to indemnification pursuant to Sections 12.05 and 14.04.

           1.30 "Individual Recordkeeping Plan" means (a) any Employer Plan established pursuant to the ABA Members Retirement Plan, (b) any Employer Plan established pursuant to the ABA Members Pension Plan but only with respect to Prior Plan Accounts and (c) any Individually Designed Plan with respect to which the Trustee has agreed to maintain separate accounts for Participants.

           1.31 "Individually Designed Plan" means any employee benefit plan (other than an Employer Plan) that is established and maintained by a Qualified Employer, and with respect to which the Pooled Trust has been adopted.

           1.32 "Investment Advisor" means any person or entity (other than State Street) engaged by State Street pursuant to Section 2.02 to make recommendations (i) to State Street regarding the acquisition or disposition of assets held in a Fund, or (ii) to Participants regarding the allocations of the assets held on their behalf under the Trusts among the Funds.

           1.33 "Investment Advisor Agreement" means any agreement entered into pursuant to Section 2.02 between State Street, as trustee of the ABA Members Collective Trust, and an Investment Advisor.

           1.34 "Investment Advisor Recommendation" means any written notice delivered by ABRA pursuant to Section 2.04 recommending a new Investment Advisor, or a reallocation of assets among existing Investment Advisors, with respect to a Fund.

           1.35 "Investment Advisor Removal Recommendation" means any written notice delivered by ABRA pursuant to Section 2.05 recommending the removal of an Investment Advisor.

           1.36 "Investment Manager" means any person or entity (which may be State Street) engaged to manage the assets of an NCT Investment Option or a Closed Option pursuant to Section 3.03 and the applicable provisions of the Trusts.

           1.37 "Investment Manager Agreement" means any agreement entered into pursuant to Section 3.03 with an Investment Manager.

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           1.38 "Investment Option" means any investment offered to, or obtained for Investors under the Program, including, without limitation, the Self-Managed Option and any other NCT Investment Option established from time to time pursuant to Section 3.02(b), but excluding the Closed Options.

           1.39 "Investment Option Termination Notice" means a written notice delivered by ABRA or State Street pursuant to Section 4.05 recommending that (a) an Investment Option or Closed Option cease to be available under the Program or
(b) an Investment Option become a Closed Option.

           1.40 "Investor" means (a) the Participant, in the case of a Plan for which the Participant is authorized to direct the investment in, and allocation among, Investment Options of the amounts attributable to such Participant's accounts in the Plan (or applicable portion thereof) and (b) in the case of a Plan (or portion thereof) not described in subsection (a) of this Section, the person or entity having investment discretion with respect to the investment in, and allocation among, Investment Options of the assets of such Plan (or applicable portion thereof).

           1.41 "Major Vendor" means any person or entity providing material services to the Program that State Street has engaged for the benefit of the Program to provide customer services, marketing services, Plan or Participant recordkeeping services, communications services, auditing or accounting services, legal services or actuarial services.

           1.42 "Master Trust" means the trust maintained under the ABA Members Plans, known as of the Renewal Date as the American Bar Association Members Retirement Trust, as amended and in effect from time to time.

           1.43 "New Investment Option" means any Investment Option that is not available under the Program as of the Renewal Date.

           1.44 "New Investment Option Notice" means a written notice delivered by ABRA or State Street pursuant to (i) Section 4.01 proposing that a New Investment Option be provided as (a) an additional Fund established under the ABA Members Collective Trust or (b) an additional NCT Investment Option available under the Trusts or (ii) Section 4.05(c) proposing that a Fund become an NCT Investment Option.

           1.45 "Non-Collective Trust Investment Option or NCT Investment Option" means any Investment Option that is not a Fund and is made available under the Program pursuant to Section 3.02.

           1.46 "Notice of Termination" means a written notice delivered by State Street or by ABRA pursuant to Section 15.01 declaring an intent to terminate this Agreement.

           1.47 "Participant" means any person for whom benefits under a Plan are provided under the Trusts including, where the context so requires, (a) a beneficiary designated under the terms of a Plan to receive a benefit after the death of a Participant and (b) a person designated by an Employer in writing to the Trustee as having been determined by the Employer to be an alternate payee entitled to benefits under the Trust in accordance with a qualified domestic relations order as defined in Section 414(p) of the Code.

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           1.48 "Plan" means an Employer Plan, an Individually Designed Plan, or both, as the case may be.

           1.49 "Pooled Trust" means the trust maintained under the Program to hold assets of Individually Designed Plans, known as of the Renewal Date as the American Bar Association Members Pooled Trust for Retirement Plans, as amended and in effect from time to time.

           1.50 "Principal Protected Product" means any Investment Option now or hereafter available under the Program (including, as of the Renewal Date, the Stable Asset Return Fund) that:

                (a) is designated as a Principal Protected Product by agreement between State Street and ABRA; or

                (b) (i) is valued based on book value accounting principles,
(ii) provides a guarantee of principal (including, at any time where such guaranteed principal is or may be withdrawn, a guarantee of remaining principal), (iii) provides a reasonable expectation to an Investor that principal will not be impaired or (iv) consists of a pool of assets representing underlying investments with a weighted average maturity of one year or less.

           1.51 "Principal Protected Product Standards" means the investment-performance and credit-quality benchmarks established by ABRA and State Street with respect to each Principal Protected Product offered or made available under the Program, as set forth in Appendix B, as amended from time to time, pursuant to Section 4.02.

           1.52 "Prior Plan Account" means any account established and maintained for amounts attributable to accounts under another qualified plan and transferred to the Trustee of the Master Trust in accordance with applicable provisions of an Employer Plan under the ABA Members Pension Plan.

           1.53 "Program" means the program sponsored by ABRA for Qualified Employers that provides for administrative, recordkeeping, custodial and investment services and includes the ABA Members Plans, the Trusts, the Investment Options and the Closed Options, known as of the Renewal Date as the American Bar Association Members Retirement Program, as amended from time to time.

           1.54 "Program Data and Records" means (a) all Participant, Plan, Employer, Investor and Trust records acquired by, provided to, created by or maintained by State Street pursuant to this Agreement, (b) all data collected or compiled by State Street (or any person engaged by State Street) under the Annual Marketing Plan (including any extrapolations or interpretations thereof),
(c) all information made available to State Street (or any person engaged by State Street) pursuant to Article 9 (d) all reports compiled by State Street (or any person engaged by State Street) pursuant to, or otherwise in the course of performing its obligations under, this Agreement, (e) all reports or other information made available to State Street by any party engaged to provide services to the Program (including the consultant engaged pursuant to Section 4.03) and (f) all data, records and other information derived from any of the foregoing.

           1.55 "Prospectus" means the prospectus included within the most recent registration statement, as amended from time to time, filed by the ABA Members Collective Trust with the Securities and Exchange Commission.

           1.56 "Qualified Bar Association" means an organization that is represented in the House of Delegates of the ABA.

           1.57 "Qualified Employer" means (a) any sole practitioner, partnership, corporation, limited liability partnership, limited liability company or association engaged in the practice of law, provided that the sole practitioner or at least one partner of the partnership, one shareholder of the corporation or one member of the limited liability partnership or company is a member or associate of the ABA or of a Qualified Bar Association, (b) the ABA,
(c) any Qualified Bar Association, and (d) any organization that does not engage in the practice of law but is closely associated with the legal profession, which receives the approval of ABRA, and which has as an owner or a member of its governing board a member or associate of the ABA.

           1.58 "Real Estate Option" means the Investment Option held under the Equitable Separate Account Number 30 previously made available under the Program by Equitable under Group Annuity Contract No. AC2550 issued by the Equitable Life Assurance Society of the United States.

           1.59 "Renewal Date" means January 1, 2003.

           1.60 "Self-Managed Option" means the Investment Option available under the Trusts and maintained in accordance with Section 3.02(a), pursuant to which an Investor may designate the investment of assets of a Plan or of a Participant's account, as the case may be, in securities selected by such Investor.

           1.61 "Service Standards" means those identified minimum performance standards established by agreement between State Street and ABRA and set forth in Appendix A, as amended from time to time pursuant to Section 16.01.

           1.62 "State Street" means State Street Bank and Trust Company, a trust company organized and existing under the laws of The Commonwealth of Massachusetts, and any entity that succeeds to State Street's obligations under this Agreement by operation of law or to which such obligations are otherwise assigned with the consent of ABRA.

           1.63 "State Street Software" means any and all (i) software systems and enhancements thereto developed and maintained by State Street in connection with or for use of the Program, and (ii) modifications or enhancements developed by State Street to software obtained from outside vendors for use in connection with the Program.

           1.64 "Transfer Completion Date" means the date as of which ABRA or a third party designated by it assumes responsibility for State Street's obligations to perform Administrative Services under this Agreement, which shall be the later of the Date of Termination or the end of the Extension Period.

           1.65 "Trustee" means the trustee of the Master Trust and the Pooled Trust from time to time.

           1.66 "Trustee Services" means all services required of State Street hereunder other than the Administrative Services.

           1.67 "Trust" means the Master Trust, the Pooled Trust, and "Trusts" means both the Master Trust and the Pooled Trust.

ARTICLE 2 THE ABA MEMBERS COLLECTIVE TRUST AND INVESTMENT OPTIONS UNDER THE ABA MEMBERS COLLECTIVE TRUST

           2.01 Establishment and Maintenance. State Street has established and shall maintain in accordance with this Agreement the ABA Members Collective Trust with exclusive management and control over the assets thereof. The ABA Members Collective Trust shall include, as of the Renewal Date, the Stable Asset Return Fund, the Index Equity Fund, the Intermediate Bond Fund, the Balanced Fund, the Mid-Cap Growth Equity Fund, the Mid-Cap Value Equity Fund, the Large-Cap Value Equity Fund, the Large-Cap Growth Equity Fund, the Large-Cap Value Equity Fund, the Small-Cap Equity Fund, the International Equity Fund and the Structured Portfolio Service, and shall include such other Funds as may be established from time to time pursuant to this Article 2 and Article 4.

           2.02 Investment Advisors. State Street may engage one or more Investment Advisors only in accordance with the following procedures and subject to the provisions of Sections 2.04, 2.05, 2.06 and 2.08:

                (a) With respect to Investment Advisors described in clause (i) of Section 1.32, subject to Section 4.02:

                (i) Each Investment Advisor, if any, shall be identified in the appropriate Fund Declaration or attachment thereto.

                (ii) State Street shall enter into an Investment Advisor Agreement with each such Investment Advisor, which Investment Advisor Agreement shall include, among other things (A) representations that the Investment Advisor is registered, or exempt under, or excluded from, the Investment Advisers Act of 1940, as amended, and is in the business of acting as a fiduciary with respect to assets of various retirement plans and trusts and (B) an acknowledgement in writing that the Investment Advisor is a fiduciary as defined in ERISA with respect to the applicable assets of the Plans and the Trusts, and each such agreement may include supplemental guidelines governing the Investment Advisor's activities.

                (iii) If more than one such Investment Advisor is engaged to advise State Street with respect to a single Fund, each applicable Investment Advisor Agreement shall designate the portion of the assets of, contributions and transfers to, and withdrawals and transfers from such Fund to be allocated to each Investment Advisor.

                (iv) Such an Investment Advisor shall not be permitted to take any action with respect to any Fund that, in the reasonable opinion of State Street, would cause the Fund to cease to qualify as a fund maintained by a bank within the meaning of (A)
                Section 3(c)(11) of the Investment Company Act of 1940, as amended, and successor provision thereto, and (B) Section 3(a)
                (2) of the Securities Act of 1933, as amended, and any successor provision thereto.

                (b)  With respect to Investment Advisors described in clause
(ii) of Section 1.32, State Street shall enter into an agreement with any such Investment Advisor, which agreement shall include, among other things, that the Investment Advisor is an "investment manager" as defined in section 3(37) of ERISA and is in the business of acting as a fiduciary providing investment allocation advice to participants in various retirement plans and trusts and shall otherwise be in a form approved by ABRA, which approval shall not be unreasonably withheld.

                (c) If more than one Investment Advisor is engaged to advise State Street with respect to a single Fund, each applicable Investment Advisor Agreement shall designate the portion of the assets of, contributions and transfers to, and withdrawals and transfers from, such Fund to be allocated to each such Investment Advisor; and

                (d) An Investment Advisor shall not be permitted to take any action with respect to any Fund that, in the reasonable opinion of State Street, would cause the Fund to cease to qualify as a fund maintained by a bank within the meaning of (i) Section 3(c)(11) of the Investment Company Act of 1940, as amended, and any successor provision thereto, and (ii) Section 3(a)(2) of the Securities Act of 1933, as amended, and any successor provision thereto.

           2.03 Monitoring of Investment Advisors. As sponsor of the Program and on behalf of Participants, Employers and Investors, ABRA shall be entitled to monitor the performance of each Investment Advisor and the relationship between State Street and each Investment Advisor.

           2.04 Investment Advisor Recommendation. As sponsor of the Program and on behalf of Participants, Employers and Investors, ABRA may, at any time and from time to time, deliver to State Street an Investment Advisor Recommendation recommending that (a) the assets in a Fund be reallocated among existing Investment Advisors or (b) subject to Section 4.02, an additional Investment Advisor or Advisors be appointed with respect to a Fund (in which case, such Investment Advisor Recommendation shall also indicate the suggested allocation of assets among the Investment Advisors to such Fund). State Street shall give full consideration, and in the case of an Investment Advisor described in clause
(ii) of Section 1.32, due deference, to each Investment Advisor Recommendation of ABRA and shall respond to ABRA, no later than thirty (30) days after the date of State Street's receipt to such Investment Advisor Recommendation, as to whether, in what manner, and on what time frame such action will be taken with respect to such Investment Advisor and the reasons therefor.

           2.05 Investment Advisor Removal Recommendation by ABRA. As sponsor of the Program and on behalf of Participants, Employers and Investors, ABRA may, at any time and from time to time, deliver to State Street an Investment Advisor Removal Recommendation with respect to an Investment Advisor. State Street shall give full consideration to each Investment Advisor Removal Recommendation from ABRA and shall respond to ABRA, no later than thirty (30) days after the date of State Street's receipt of such Investment Advisor Removal Recommendation, indicating whether, in what manner and during what time frame such action will be taken with respect to such Investment Advisor and the reasons therefor. If ABRA indicates in such Investment Advisor Removal Recommendation that ABRA believes such Investment Advisor has engaged in willful misconduct, gross negligence or a continuing pattern of negligence, then State Street's response pursuant to the preceding sentence shall be given to ABRA within five (5) Business Days.

           2.06 Investment Advisor Removal by State Street. Subject to applicable laws and regulations, to its reasonable administrative capabilities and other responsibilities under the Program, and to the provisions of the respective Investment Advisor Agreement, in the absence of an Investment Advisor Removal Recommendation from ABRA, State Street may remove any Investment Advisor thirty (30) days after written notice is received by ABRA explaining the reasons for the removal; provided, however, that

                (a) State Street may remove an Investment Advisor with concurrent notice to ABRA if State Street reasonably determines that such urgent action is necessary;

                (b) State Street may not remove an Investment Advisor without engaging a new Investment Advisor or allocating such assets to an existing Investment Advisor; and

                (c) Upon receipt of notice pursuant to this Section, ABRA may make suggestions or comments regarding State Street's action or proposed action, and State Street will give full consideration thereto.

           2.07 Amendments to or Mergers Under ABA Members Collective Trust.

                (a) State Street shall make all amendments to the ABA Members Collective Trust and agreements thereunder that are necessary to (i) comply with State Street's reasonable administrative requirements, (ii) permit Funds to be offered, made available, maintained, merged, divided or terminated, (iii) comply with changes in the ABA Members Plans, the Trusts and applicable laws and regulations and (iv) enable State Street to manage and control the ABA Members Collective Trust and the Funds established thereunder in accordance with the terms of this Agreement and the ABA Members Collective Trust. In making any amendment to the ABA Members Collective Trust, State Street shall exercise its reasonable judgment as to the content and timing of such amendment.

                (b) State Street shall furnish to ABRA thirty (30) days prior to adoption of any amendment made pursuant to Section 7.01 of the ABA Members Collective Trust or any amendment to a Fund Declaration made pursuant to Section 3.03(a) of the ABA Members Collective Trust, (i) written notice of the reasons for any such amendment and (ii) copies of any such amendment; provided, however, that State Street may make any such amendment, with concurrent notice to ABRA if State Street reasonably determines that such urgent amendment is necessary or appropriate. ABRA may make comments and suggestions in connection with any such amendment, and State Street shall give full consideration thereto. State Street shall, to the extent necessary, submit such amendments to the Internal Revenue Service and other governmental agencies for approval and shall provide ABRA with copies of the submissions at least thirty (30) days prior to submission and copies of such approvals and other responses promptly after receipt thereof. ABRA shall offer timely assistance to State Street in making such submissions and obtaining such approvals and may make comments or suggestions regarding such submissions, and State Street shall give full consideration thereto.

               (c) In the event that State Street exercises its authority to terminate a Fund, to divide a Fund into multiple Funds or to merge two Funds pursuant to Sections 7.02 and 7.03, respectively, of the ABA Members Collective Trust, State Street shall notify ABRA thereof pursuant to the notice procedures in Section 2.07(b) for amendments; provided, however, that sixty (60) days notice shall be substituted for thirty (30) days notice; and provided, further, that New Investment Options may be made available, and Investment Options may be terminated, only in accordance with Article 4. Nothing in this Section shall prevent ABRA from proposing, in accordance with Section 3.02 and Article 4, that a Fund in the process of termination or merger become an NCT Investment Option.
2.08 Considerations of State Street Regarding Funds. In considering an Investment Advisor Recommendation under Section 2.04, an Investment Advisor Removal Recommendation under Section 2.05 or suggestions or comments under
Section 2.07, or in considering or taking any other action contemplated by
Article 2 or otherwise with respect to an Investment Advisor, State Street, in the exercise of its discretion with respect to such action, shall consult with ABRA as sponsor of the Program and on behalf of Participants, Employers and Investors, and shall give full consideration to any recommendation delivered pursuant to Article 2, as well as to opinions, information, questions and concerns presented by ABRA. State Street may also give consideration to, among other factors, (a) the requirements of the ABA Members Collective Trust, (b) legal and regulatory matters, (c) State Street's other responsibilities under the Program in its capacity as trustee of the ABA Members Collective Trust and as Trustee and (d) State Street's reasonable administrative capabilities.

ARTICLE 3  THE TRUSTS AND NCT INVESTMENT OPTIONS UNDER THE TRUSTS

           3.01 Trustee of Trusts. ABRA shall retain State Street, and State Street shall serve, as sole Trustee until the Transfer Completion Date.

           3.02 NCT Investment Options. NCT Investment Options shall be established or made available as follows:

               (a) State Street shall maintain the Self-Managed Option under the applicable provisions of the Trusts, which shall constitute an Investment Option under the Program. The Self-Managed Option shall be made available to any Investor, except that, with respect to any Plan maintained under the ABA Members Retirement Plan, each adopting Employer may elect not to have the Self-Managed Option available with respect to its Plan. The terms and conditions of the Self-Managed Option, including without limitation the classes of assets that an Investor may select under the Self-Managed Option and an appropriate fee schedule, shall be determined by agreement between State Street and ABRA. The Self-Managed Option shall meet the reasonable objectives established by ABRA, and State Street shall use all reasonable efforts that are consistent with (i) the provisions of Section 3.08, (ii) the requirements of the Trusts and legal and regulatory considerations, (iii) State Street's responsibilities under the Program in its capacity as Trustee, and (iv) the reasonable costs and expenses of administering the Self-Managed Option; and

                (b) Subject to the provisions of Section 3.08 and in accordance with Article 4, State Street shall permit the establishment of NCT Investment Options not described in Section 3.02(a), and ABRA shall be responsible for designating or approving the terms and conditions of each such NCT Investment Option (including the appointment of an Investment Manager pursuant to Section 3.03), provided that:

                (i) a fee schedule and a method of payment for the costs and expenses necessary to establish and maintain such NCT Investment Option have been or will be established in accordance with
                Section 13.04;

                (ii) ABRA shall not amend, or authorize the amendment of, the designated terms and conditions of an NCT Investment Option without reasonable prior written notice to State Street; and

                (iii) the requirements set forth in Section 3.06 are met with respect to such NCT Investment Option.

           3.03 Investment Managers. Subject to Sections 3.02 and 4.02, ABRA shall (a) appoint one or more Investment Managers for each NCT Investment Option (other than the Self-Managed Option), the assets of which are "plan assets" subject to Part 4 of Title I of ERISA, and (b) enter into an Investment Manager Agreement with each such Investment Manager, which State Street shall acknowledge. ABRA shall be the sole appointing fiduciary of any Investment Manager appointed pursuant to Article 3, and State Street shall have no responsibility or liability for the acts or omissions of such Investment Manager other than as provided in Section 11.03 of the Master Trust and Section 11.03 of the Pooled Trust. ABRA may (with State Street's consent) appoint State Street as an Investment Manager, in which case State Street shall enter into an Investment Manager Agreement with ABRA pursuant to this Section, and the terms of such Investment Manager Agreement regarding State Street's liabilities shall supersede the provisions of this Section 3.03.

           3.04 Required Investment Manager Termination. Pursuant to the reasonable written request of State Street, and in accordance with the applicable Investment Manager Agreement, ABRA shall terminate an Investment Manager if such Investment Manager (a) fails to satisfy the requirements of
Section 3.06, (b) in the reasonable judgment of State Street, as part of a continuing pattern of negligence, directs or fails to direct State Street to act, or to refrain from acting, under the Trusts, and State Street knows that by such action or failure to act it would be participating in a breach of fiduciary duty by the Investment Manager or (c) in the reasonable judgment of State Street, breaches its fiduciary duty or the applicable Investment Manager Agreement in a manner that is (i) willful, (ii) knowing, or (iii) grossly negligent. Any

Investment Manager Agreement entered into pursuant to Section 3.03 shall include a provision to permit immediate termination pursuant to this Section 3.04.

           3.05 Optional Investment Manager Termination. ABRA, at any time and from time to time, may terminate any Investment Manager appointed pursuant to
Section 3.03, subject to (a) the terms of the respective Investment Manager Agreement, (b) the reasonable administrative requirements of State Street and
(c) the terms of the Trusts. Unless the NCT Investment Option or Closed Option to which the Investment Manager provides services is in the process of termination in accordance with Section 4.05, such termination shall not be effective until such time as a successor Investment Manager has been appointed in accordance with Section 3.03.

           3.06 Requirements. State Street shall not establish, or permit the establishment of, any NCT Investment Option unless such NCT Investment Option is registered under, or qualifies for an exemption in accordance with, applicable securities laws (including state securities laws) or unless such NCT Investment Option is otherwise not subject to such laws, as determined in the reasonable judgment of State Street, based on written advice of outside counsel reasonably acceptable to ABRA. Each NCT Investment Option shall be maintained in accordance with all applicable employee benefits, securities, banking and insurance laws and regulations by the Investment Manager, the issuer of such NCT Investment Option or Closed Option, or other appropriate party responsible for, or involved in, the offering or maintaining of such NCT Investment Option or Closed Option. Each Investment Manager appointed pursuant to Section 3.03 shall (a) be qualified at all times under the terms of the Trusts to serve as an Investment Manager, (b) be deemed an investment manager under Section 3(38) of ERISA, (c) be a "qualified professional asset manager" as described in Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor, (d) acknowledge in writing that it is a fiduciary with respect to the Plans and Trusts within the meaning of Section 3(21)(A) of ERISA, (e) agree to conform and have the capability to conform to State Street's reasonable administrative standards regarding the operation of the Trusts, reporting, withdrawals, payment of benefits and other similar matters and (f) agree to indemnify ABRA and State Street (to the reasonable satisfaction of each party) for losses, damages and expenses (including attorneys' fees) incurred in connection with a claim or proceeding resulting from or arising out of the Investment Manager's (i) negligence, (ii) reckless or intentional act or omission, (iii) violation of applicable law, (iv) violation of fiduciary duty (including fiduciary duty under ERISA) and (v) violation of the Investment Manager Agreement.

           3.07 Temporary Closure of an NCT Investment Option. At any time that an NCT Investment Option is not offered or maintained in accordance with the requirements set forth in Section 3.06 (as determined in the reasonable judgment of State Street), State Street shall have the right (a) to temporarily prevent such NCT Investment Option from receiving or accepting contributions or transfers and (b) to otherwise treat such NCT Investment Option as a Closed Option under this Agreement, pending (y) termination of the NCT Investment Option in accordance with Section 4.05 or (z) agreement with ABRA regarding other action to be taken with respect to such NCT Investment Option.

           3.08 Establishment of NCT Investment Options. NCT Investment Options shall be established pursuant to Section 3.02 and in accordance with Article 4, provided that the requirements of Section 3.06 are satisfied, unless State Street demonstrates to the reasonable satisfaction of ABRA that the establishment and administration of an NCT Investment Option are beyond its reasonable administrative capabilities.

ARTICLE 4  ALL INVESTMENT OPTIONS

           4.01 New Investment Options. ABRA, as sponsor of the Program and on behalf of Participants, Employees and Investors, and State Street shall each have the right, at any time and from time to time, to deliver to the other a New Investment Option Notice.

                (a) With respect to a New Investment Option Notice delivered by ABRA, State Street shall respond to ABRA as follows:

                (i) If the proposed New Investment Option is to be established as a Fund, State Street's response to ABRA shall indicate whether, upon consideration pursuant to Section 2.08, State Street will establish the New Investment Option proposed in such New Investment Option Notice as a Fund, and

                (A) if State Street determines to establish such New Investment Option as a Fund, its response to ABRA shall include a proposed fee schedule for the Fund and state the date by which such option is to be established; or

                (B) if State Street determines not to establish such New Investment Option as a Fund, its response to ABRA shall include the reasons for such determination, and State Street shall treat such New Investment Option as an NCT Investment Option in accordance with Section 4.01(a)(ii).

                (ii) If a New Investment Option is to be an NCT Investment Option, State Street shall establish such proposed New Investment Option as an NCT Option, subject to Section 3.08 and the provisions referenced therein, according to the following procedures:

                (A) if State Street determines to establish such New Investment Option as an NCT Investment Option, its notification to ABRA shall include a proposed fee schedule and a date by which such New Investment Option shall be established; or

                (B) if State Street determines not to establish such New Investment Option as an NCT Investment Option, its notification to ABRA shall include the reasons why such New Investment Option cannot be established in accordance with
                     Section 3.08 and the provisions referenced therein.

                (iii) State Street's response to an ABRA New Investment Option Notice under this Section 4.01(a) shall be delivered to ABRA within thirty (30) days after receipt thereof, except that the response required under Section 4.01(a)(ii) by reason of State Street's determination not to establish a New Investment Option as a Fund (as described in Section 4.01(a)(i)(B)), shall be delivered no later than forty-five (45) days after State Street's initial receipt of such New Investment Option Notice from ABRA.

                (b) With respect to a New Investment Option Notice delivered by State Street (which shall include a proposed fee schedule), no later than thirty
(30) days after the date of ABRA's receipt of such New Investment Option Notice, ABRA shall either accept or reject the proposal.

           4.02 Exclusive Management of Principal Protected Products. With respect to any Principal Protected Product, including any New Investment Option that is a Principal Protected Product:

                (a) Except as provided below, ABRA shall not (i) request that State Street engage an Investment Advisor, (ii) engage any Investment Manager (other than State Street) or (iii) accept proposals or bids from any party (other than State Street).

                (b) If a New Investment Option Notice is delivered pursuant to
Section 4.01 with respect to a Principal Protected Product and is accepted by the party to whom it is delivered, then prior to the establishment of such New Investment Option, State Street and ABRA shall agree on appropriate Principal Protected Product Standards for such New Investment Option, which standards shall then be included in Appendix B. If ABRA and State Street are unable to agree on Principal Protected Product Standards with respect to such New Investment Option, ABRA shall direct the consultant engaged pursuant to Section
4.03 to designate appropriate Principal Protected Product Standards by reference to comparable investment products. If State Street does not accept such Principal Protected Product Standards, then State Street and ABRA shall submit to arbitration in accordance with Section 16.10 for the purpose of establishing Principal Protected Product Standards for such New Investment Option. State Street may, in its discretion, accept or reject any Principal Protected Product Standards determined in accordance with Section 16.10. If State Street rejects such Principal Protected Product Standards for a New Investment Option, State Street shall be deemed to have waived its rights under Section 4.02(a) to the exclusive management of that Principal Protected Product and ABRA may, with respect to that Principal Protected Product, (i) generally solicit and accept bids and proposals from, and negotiate with, other parties, (ii) request that State Street engage an Investment Advisor for a Fund and (iii) negotiate with and engage an Investment Manager for an NCT Investment Option; provided, however, that if a Principal Protected Product is established with an Investment Advisor or Investment Manager that is not State Street, such Investment Advisor or Investment Manager shall agree to meet the same Principal Protected Product Standards that were rejected by State Street for the period of time specified therein.

                (c) If State Street fails both (i) to meet any one of the Principal Protected Product Standards for the specified time period, as set forth in Appendix B, as amended from time to time, and (ii) to meet such Principal Protected Product Standards for both of the next two (2) consecutive calendar quarters following the end of such specified time period, then State Street shall be deemed to have waived its rights under Section 4.02(a) to the exclusive management of that Principal Protected Product, and ABRA may deliver an Investment Advisor Recommendation pursuant to Section 2.04 (if such Principal Protected Product is a Fund) or appoint a new Investment Manager pursuant to Section 3.03 (if such Principal Protected Product is an NCT Investment Option) with respect to that Principal Protected Product; provided that such Investment Advisor or Investment Manager shall agree to meet the Principal Protected Product Standards set forth in Appendix B, as amended from time to time, for such Principal Protected Product.

                (d) If (i) ABRA makes one or more reductions that are material in the aggregate (including adjustments regarding performance, credit quality or measurement period) with respect to any Principal Protected Product Standard (which changed Principal Protected Product Standard shall be included in Appendix B) for a Principal Protected Product with an Investment Advisor or Investment Manager that is not State Street, or (ii) an Investment Advisor or Investment Manager that is not State Street fails both to meet the Principal Protected Product Standards for a Principal Protected Product set forth in Appendix B, as amended from time to time, (including any time period specified therein) and to meet such Principal Protected Product Standards for a period negotiated with such Investment Advisor or Investment Manager (not in excess of two (2) consecutive quarters following the end of the time period specified in Appendix B), then ABRA shall provide prompt notice to State Street. Within thirty (30) days of State Street's receipt of such notice, State Street shall have the right, as applicable, (1) to accept such changed or new Principal Protected Product Standards with respect to such Principal Protected Product or
(2) to commence negotiations with ABRA to establish new Principal Protected Product Standards for that Principal Protected Product in accordance with the procedures set forth in Section 4.02(b) and may, in either case, if it accepts such Principal Protected Product Standards, (A) remove such Investment Advisor (without regard to Sections 2.05 and 2.06) or (B) remove, or require ABRA to remove, such Investment Manager pursuant to Section 3.04, as applicable.

                (e) Each of State Street and ABRA shall have the right to require the other to commence negotiations to establish a new Principal Protected Product Standard for any Principal Protected Product (treated in the same manner as a new Investment Option Notice in accordance with the procedures set forth in Section 4.02(b)) to reflect changes in the financial marketplace with respect to comparable investment products, provided that each party may exercise such right with respect to each Principal Protected Product only one time during each successive twelve month period.

           4.03 Consultant. ABRA may from time to time hire a consultant to assist ABRA in (a) making recommendations to State Street regarding the appointment of Investment Advisors, (b) monitoring the performance of Investment Advisors, (c) recommending and engaging Investment Managers, (d) monitoring the performance of Investment Managers, (e) monitoring the performance of State Street and (f) monitoring the relationship between State Street and the Investment Advisors and Investment Managers. ABRA shall direct such consultant to meet with, make presentations to, provide information to and otherwise be available to State Street pursuant to State Street's reasonable request. Nothing in this Section shall prevent ABRA or State Street from hiring for its own exclusive benefit and at its own expense one or more additional consultants to perform the services enumerated in this Section.

           4.04 Compliance with Laws. State Street shall be responsible for determining that, and shall take any and all action as shall be necessary so that, the offering, providing and maintaining of all Investment Options and Closed Options at all times prior to the Transfer Completion Date shall comply with all applicable employee benefit, securities, banking and insurance laws and regulations. Any person or entity that provides investment advisory, investment management or other services under the Trusts or the ABA Members Collective Trust shall be required (a) to conform to State Street's reasonable administrative standards regarding frequency of valuation, transfer of funds, withdrawals, payment of benefits and other similar matters and (b) to comply with all applicable employee benefit, securities, banking and insurance laws and regulations.

           4.05 Termination of Investment Options. ABRA, as sponsor of the Program and on behalf of Participants, Employers and Investors, and State Street shall each have the right, at any time and from time to time, to deliver to the other an Investment Option Termination Notice with respect to any Investment Option or Closed Option. An Investment Option Termination Notice shall specify an effective date for the proposed action and may request that an Investment Option be terminated, an Investment Option be designated a Closed Option or a Closed Option be terminated; provided, however, that

                (a) With respect to an Investment Option Termination Notice delivered by ABRA to State Street regarding a Closed Option (that was a Fund when it was closed), State Street shall respond to ABRA no later than thirty
(30) days after State Street's receipt of such Investment Option Termination Notice to indicate (i) whether, (ii) in what manner and (iii) on what time frame such Investment Option or Closed Option will be terminated or closed, in the reasonable discretion of State Street, in accordance with the ABA Members Collective Trust.

                (b) With respect to an Investment Option Termination Notice delivered by ABRA to State Street regarding an NCT Investment Option (or a Closed Option that was an NCT Investment Option when it was closed), State Street shall respond to ABRA no later than thirty (30) days after State Street's receipt of such Investment Option Termination Notice to indicate (i) in what manner and (ii) on what time frame such Investment Option or Closed Option will be terminated or closed, in accordance with the Trusts.

                (c) With respect to an Investment Option Termination Notice delivered by State Street to ABRA (which shall include a proposed manner and time frame for termination or closure) regarding a Fund (or Closed Option that was a Fund when it was closed), no later than thirty (30) days after ABRA's receipt of such Investment Option Termination Notice, ABRA shall accept the proposal or deliver a New Investment Option Notice proposing that the Fund become an NCT Investment Option; provided, however, that State Street retains reasonable discretion to terminate or close the Investment Option or Closed Option without the consent of ABRA, subject to the considerations set forth in
Section 2.08, upon sixty (60) days' prior written notice to ABRA, or if State Street reasonably believes that urgency is necessary, upon concurrent notice to ABRA.

                (d) With respect to an Investment Option Termination Notice delivered by State Street to ABRA (which shall include a proposed manner and time frame for termination or closure and the reasons (including as provided in Sections 3.06 and 3.08) for such proposal) regarding an NCT Investment Option (or a Closed Option that was an NCT Investment Option when it was closed), no later than sixty (60) days after ABRA's receipt of such Investment Option Termination Notice, ABRA shall either accept or reject the proposal; provided, however, that if State Street reasonably determines that urgency is necessary and so notifies ABRA, ABRA shall respond to State Street within five (5) Business Days of ABRA's receipt of such notice. If ABRA rejects such proposal, the NCT Investment Option shall remain an Investment Option or a Closed Option as long as it is offered and maintained in accordance with the requirements set forth in Sections 3.06 and 3.08 (as determined in the reasonable judgment of State Street), unless ABRA and State Street otherwise agree in accordance with the procedures set forth in Articles 3 and 4.

           4.06 General Considerations of State Street. In conducting its role under Article 4 with respect to (a) a Fund, (b) a New Investment Option proposed to be a Fund, or (c) a Closed Option that had been a Fund when it was closed, State Street shall act in accordance with Section 2.08. In conducting its role under Article 4 with respect to (w) an NCT Investment Option, (x) a New Investment Option proposed to be an NCT Investment Option, (y) a Fund proposed to be changed to an NCT Investment Option, or (z) a Closed Option that had been an NCT Investment Option when it was closed, State Street shall act in accordance with Section 3.08.

ARTICLE 5  MAINTENANCE OF TRUSTS AND PLANS

           5.01 Necessary Amendments to Trusts and ABA Members Plans and Trusts. ABRA, as sponsor of the ABA Members Plans, shall make all amendments to the ABA Members Plans and any form of participation agreement or other agreements thereunder and to the Trusts that are necessary to comply with State Street's reasonable administrative requirements, to permit Investment Options and Closed Options to be offered, made available, maintained or terminated under the Program, or to comply with applicable laws, regulations, revenue rulings, revenue procedures, advisory opinions or other governmental pronouncements. All such amendments shall be made in accordance with the following procedures:

                (a) If ABRA has prepared a necessary amendment to the ABA Members Plans or any form of participation agreement or other agreement thereunder or to the Trusts, it shall provide such amendment to State Street for review; and State Street shall be entitled to make comments and suggestions with respect thereto (to which ABRA shall give full consideration), and shall conduct its reviews under this Section in accordance with a reasonable schedule specified by ABRA or, if none is specified, within a reasonable period of time.

                (b) ABRA shall, to the extent necessary, submit such necessary amendments to the Internal Revenue Service for approval. ABRA shall provide copies of such submissions to State Street for review prior to submission and State Street shall (i) be entitled to make comments and suggestions (to which ABRA shall give full consideration), (ii) conduct such reviews in accordance with a reasonable schedule specified by ABRA or, if none is specified, within a reasonable period of time, and (iii) offer timely assistance to ABRA in making such submissions and obtaining approvals thereof.

                (c) Outside legal expenses incurred by either ABRA or State Street pursuant to this Section shall be paid by such party incurring such expense, but may be reimbursed by the Trusts or the ABA Members Collective Trust to the extent permitted by Section 13.04.

           5.02 Other Amendments to the Trusts and ABA Members Plans. From time to time, ABRA and State Street may each notify the other of proposed amendments or changes to the Trusts, the ABA Members Plans and any form of participation agreement or other agreement thereunder that such party believes are appropriate or desirable in connection with the Program, but not required under Section 5.01, in accordance with the following procedures:

                (a) ABRA, as sponsor of the ABA Members Plans, shall be responsible for making any amendment to the ABA Members Plans and any form of participation agreement or other agreement thereunder and to the Trusts; provided that State Street, together with ABRA, may make amendments to the Trusts.

                (b) Each party shall cooperate with the other to make such amendments as both parties agree are reasonable and practicable, subject to the terms of this Agreement.

                (c) Each party shall be entitled to make comments and suggestions on such amendments, to which the other party shall give full consideration.

                (d) ABRA shall, to the extent necessary, submit such amendments to the Internal Revenue Service and other governmental agencies for approval and shall provide State Street with copies of the submissions prior to submission for review.

                (e) State Street shall offer timely assistance to ABRA in making such submissions and obtaining such approvals as may be necessary or advisable, including by conducting its reviews under this Section in accordance with a reasonable schedule specified by ABRA or, if none is specified, within a reasonable period of time.

                (f) Outside legal expenses incurred by either ABRA or State Street pursuant to this Section shall be paid by such party incurring such expense, but may be reimbursed by the Trusts or the ABA Members Collective Trust to the extent permitted by Section 13.04.

           5.03 Notice to Employers of Amendments. State Street shall promptly notify each affected Employer of (a) any amendments to the Trusts, the ABA Members Plans and any form of participation agreement or other agreement thereunder, including amendments required to comply with applicable laws or regulations, and (b) any actions the Employer must take to conform to such amendments.

           5.04 Forms. Subject to Section 11.01, State Street shall design, maintain and provide to Employers, Investors and Participants, as the case may be, such forms as are necessary under the ABA Members Plans and the Trusts in order to make contributions, to request distributions and withdrawals, to designate beneficiaries and to make elections in accordance with the applicable provisions of the Code and ERISA regarding survivor benefits, and such other forms as are or may become necessary for the administration of the Plans and Trusts. Any changes to existing forms and any new forms shall be furnished to ABRA as provided in Section 11.02.

           5.05 Assistance to Employers. State Street shall provide technical, operational and other appropriate assistance to each Employer that adopts one or both of the ABA Members Plans as to (a) the design, operation and interpretation of the Employer Plan, (b) the procedures to be used in making elections under the Employer Plan, (c) the annual reports required to be filed with the Internal Revenue Service and other federal agencies, (d) the application for Internal Revenue Service approval of the Employer Plan and (e) the distribution options available from time to time under the ABA Members Plans. In order to provide assistance to the Employers, State Street shall maintain one or more toll-free telephone numbers and employ an adequate number of customer service representatives, each as are required to respond to Employers' inquiries on a timely and responsive basis, in accordance with the applicable Service Standards.

           5.06 Plan Interpretation. ABRA, as sponsor of the Program, may provide any legal or other technical assistance as it may, from time to time, determine is necessary or appropriate to assist with the proper interpretation and operation of the Employer Plans with respect to issues brought to ABRA's attention by State Street or otherwise. Outside legal and other expenses incurred by ABRA pursuant to this Section shall be paid by ABRA, but may be reimbursed by the Trusts or the ABA Members Collective Trust to the extent permitted by Section 13.04.

ARTICLE 6  SERVICES WITH RESPECT TO INVESTMENT OPTIONS

           6.01 Investment Records. State Street shall maintain records of each Plan's interest in each Investment Option and Closed Option and shall maintain such records on an individual basis with respect to each Participant's interest in each Investment Option and Closed Option for each Individual Recordkeeping Plan.

           6.02 Contributions. State Street shall allocate all contributions among the Investment Options in accordance with the applicable terms of the Plans and the Trusts and the most recent written or recorded telephonic or electronic instructions of the appropriate Investor. In the event that State Street has received a contribution from an Employer that State Street believes to be incorrect or investment instructions from an Investor that are invalid on their face, it shall use its best efforts to contact the Employer or the Investor, as the case may be, to clarify or correct such contribution amount or instructions. State Street shall establish standard procedures (with reasonable notice to ABRA and, if necessary or appropriate, to the Investors) regarding the action to be taken by State Street in the interim, in accordance with the applicable Service Standards.

           6.03 Transfers. State Street shall transfer amounts among Investment Options or to one or more Investment Options from a Closed Option in accordance with the applicable terms of the Plans and Trusts and the written, recorded telephonic or electronic instructions (subject to Section 6.05) of the appropriate Investor. To the extent that State Street has received no instructions or such instructions are invalid on their face, State Street shall use its best efforts to contact the Investor or the applicable Employer, as the case may be, in order to obtain, clarify or correct such investment instructions. If State Street receives invalid instructions, the affected assets will not be transferred until valid instructions are received; provided, that if State Street receives invalid instructions or no instructions where instructions are required because assets must be transferred, the transfer will be promptly made to the Stable Asset Return Fund or to such other Fund as is designated by the Employer in the participation agreement, subject to applicable laws and regulations. State Street shall send a written confirmation of each transfer to the Investor with the authority to direct such transfer, in accordance with the applicable Service Standards.

          6.04 Telephone Service. State Street shall make available to Investors a telephone service using customer service representatives and a voice response system through which an Investor may authorize and direct State Street (i) to change the manner in which future contributions will be allocated among the Investment Options and (ii) to make transfers between Investment Options or to an Investment Option from a Closed Option. Such telephone service shall include the availability of participant service representatives for not less than twelve
(12) hours during each Business Day. The use of such telephone service shall be subject to applicable laws and regulations and to such reasonable requirements and procedures as State Street may establish from time to time, a copy of which State Street shall provide to ABRA; provided, however, that all authorizations and directions made through such telephone service using customer service representatives shall be recorded. State Street shall carry out the transactions authorized by telephone in accordance with Section 6.03

          6.05 Internet Services. State Street shall continue to make available to Employers, Participants and Investors an internet accessible service with features and functions as are reasonably requested by ABRA or are made available to any other customer of State Street or CitiStreet and suitable for the Program, including the ability of Participants and Investors to (i) obtain account balance information, (ii) change the manner in which future contributions will be allocated among the Investment Options, (iii) make transfers between Investment Options or to an Investment Option from a Closed Option and (iv) model and request participant loans.

          6.06 Assistance with Respect to Investment Options. State Street shall provide assistance to each Investor in connection with the procedures applicable to making investment elections and allocations among Investment Options in accordance with the applicable Service Standards; provided, however, that State Street shall not recommend any Investment Option or attempt in any way to influence an Investor's selection of any Investment Option, but shall make available investment allocation advice pursuant to Section 2.02(b). State Street shall maintain one or more toll-free telephone numbers and internet access pursuant to Section 6.05 and employ an adequate number of customer service representatives, each as reasonably required to respond to Investors' inquiries on a timely and responsive basis.

          6.07 Recorded Information Concerning Investment Options. State Street shall, to the extent permitted by applicable laws and regulations, subject to
Section 11.01, and in accordance with the applicable Service Standards, maintain one or more toll-free numbers from which Investors may obtain current information regarding unit values and rates of return of Funds (as determined under the ABA Members Collective Trust) and other appropriate performance information relating to the Funds and, to the extent such information has been provided to State Street, the NCT Investment Options and the Closed Options. State Street shall use its best efforts to obtain on a timely basis such information regarding the NCT Investment Options and Closed Options of which State Street is not the Investment Manager.

          6.08 Communication with Investors. State Street shall, subject to Sections 11.01 and 11.02, provide to each Investor all information and forms necessary to effect an allocation of contributions among the Investment Options and transfers between the Investment Options or from a Closed Option to an Investment Option, (a) at the time of such Investor's initial investment, (b) upon request by the Investor, (c) upon any termination of, or material change in the Program with respect to, an Investment Option, Closed Option, Investment Advisor or Investment Manager, (d) upon the establishment of a New Investment Option and (e) at such other times as State Street may, upon consultation with ABRA, determine to be appropriate, consistent with applicable Service Standards.

ARTICLE 7 SERVICES WITH RESPECT TO TRUSTS AND PLANS

          7.01 Plan Records. State Street shall maintain records for all Plans. To the extent that Equitable or any other financial institution or third party (other than an Employer, Participant or Investor) provides information to State Street, State Street may rely on the information so furnished. To the extent an Employer, Participant or Investor provides information to State Street, State Street may rely on the information so furnished, unless on its face, such information appears to be incorrect or invalid.

          7.02 Additional Records for Individual Recordkeeping Plans. For Individual Recordkeeping Plans, State Street shall maintain records, including but not limited to account balance, vested percentage, retirement date and designated beneficiaries of each Participant, as provided under the applicable Plan and Trust. The records of each account shall reflect separately amounts attributable to Employer contributions, Participant after-tax contributions, Employer matching contributions, pre-tax contributions under a cash or deferred arrangement established pursuant to Section 401(k) of the Code, and amounts transferred or rolled over from the plan of the Participant's previous employer either directly or indirectly through an individual retirement account or individual retirement annuity established pursuant to Section 408 of the Code. To the extent that Equitable or any other financial institution or third party (other than an Employer, Participant or Investor) provides information to State Street, State Street may rely on the information so furnished. To the extent an Employer, Participant or Investor provides information to State Street, State Street may rely on the information so furnished, unless on its face such information appears to be incorrect or invalid.

          7.03 Additional Records For Plans Under ABA Members Pension Plan. For Plans that have adopted the ABA Members Pension Plan, State Street shall (a) maintain records of the accrued benefit, vested percentage, retirement date and designated beneficiaries of each Participant under the ABA Members Pension Plan, as provided in the ABA Members Pension Plan and the Master Trust, and (b) provide, directly or through an independent actuarial firm, all actuarial services required under the ABA Members Pension Plan. If State Street retains an independent actuarial firm, (x) such services shall be performed under the supervision of State Street, and State Street shall remain responsible for such performance, (y) any contract between State Street and an independent actuarial firm shall provide that upon termination of such contract, all records (in their then current format and structure) that were created or maintained in connection with the ABA Members Plans shall be transferred to State Street or its designated agent or, if on or after the Date of Termination, to ABRA or its designated agent, and (z) State Street shall use all reasonable efforts either to include a provision in any contract to the effect that, or otherwise to cause the result that, such transfer be made without additional cost to the Program or State Street or ABRA (including their designated agents). To the extent that Equitable or any other financial institution or third party (other than an Employer, Participant or Investor) provides information to State Street or such independent actuarial firm, State Street and such independent actuarial firm may rely on the information so furnished. To the extent an Employer, Participant or Investor provides information to State Street, State Street may rely on the information so furnished, unless on its face such information appears to be incorrect or invalid.

          7.04 Distributions and Withdrawals. Subject to applicable laws and regulations and upon the direction of the Employer or Participant, as the case may be, State Street shall in accordance with the terms, as applicable, of the ABA Members Plans, Individually Designed Plans that are Individual Recordkeeping Plans and the Trusts, distribute the account balance or accrued benefit of each Participant. State Street shall make available to each Participant such arrangements as are necessary for the payment of benefits in accordance with applicable law and with the terms, as applicable, of the ABA Members Plans, Individually Designed Plans that are Individual Recordkeeping Plans, and the Trusts. In the case of an Individually Designed Plan that is an Aggregate Recordkeeping Plan, State Street shall make all payments to the trustee of such Plan. In accordance with the applicable Service Standards, State Street shall, subject to Section 11.01, provide each Investor under an Individual Recordkeeping Plan with a written confirmation of each distribution and any withdrawal from the assets for which such Investor is responsible.

          7.05 Tax Penalties on Distributions. Subject to applicable laws and regulations, State Street shall inform each Participant at the time of distribution (or prior to the time of distribution if required by laws or regulations) of any tax penalties that may apply to such distribution and of any applicable requirement that distributions commence no later than the dates specified in the Code. All forms provided by State Street pursuant to Section
5.04 that are necessary to effect such distributions shall include notice that tax penalties may apply. State Street shall make distributions no later than the time, and in an amount no less than, required by Section 401(a)(9) of the Code and any successor provision thereto. To the extent that Equitable or any other financial institution or third party (other than a Participant, Employer or Investor) provides information to State Street, State Street may rely upon the information furnished to perform its obligations under this Section. To the extent that a Participant, Employer or Investor provides information to State Street, State Street may rely upon the information furnished to perform its obligations under this Section, unless on its face such information appears to be incorrect or invalid.

          7.06 State Street as Payor. (a) Federal Tax Requirements. State Street shall be the "payor" (within the meaning of such term as used in Section 3405 of the Code) of benefits under the Employer Plans and under any other Individual Recordkeeping Plan except as otherwise provided in this Section. As payor, State Street shall perform any required withholding of income tax from distributions and withdrawals. Prior to the distribution of each Participant's benefits and in accordance with the applicable Service Standards, State Street shall provide appropriate notice of withholding and any applicable withholding election forms to such Participant. State Street shall provide to the Participant copies of any notice required by Section 402(f) of the Code in connection with the payment of all amounts as to which it is the payor. Notwithstanding the foregoing, State Street shall not be the payor of benefits under a Plan to the extent that such benefits are paid by the issuer of an annuity contract that is purchased by the Trustee in accordance with a Participant's election pursuant to the applicable Plan. In such event, the issuer of such annuity contract shall be the payor (within the meaning of the Code).

               (b) Distribution Procedures. Immediately prior to the time when a distribution is to be made pursuant to Section 7.04, State Street shall transfer the amount thereof to a demand deposit account maintained by State Street for this purpose. Upon such transfer, the appropriate Trust shall be relieved of, and State Street shall assume, the liability to pay such distribution. Any earnings attributable to Trust assets transferred to such account shall accrue to the benefit of State Street, and in consideration thereof, the fees payable to State Street pursuant to Section 13.01 shall be reduced by $300,000 per year.

          7.07 Account Statements. In accordance with and not in addition to the provisions of the Trusts and in accordance with the applicable Service Standards, State Street shall provide (a) each Participant under an Individual Recordkeeping Plan with statements of such Participant's account and (b) the trustee of each Aggregate Recordkeeping Plan with statements of such Plan's account.

          7.08 Forms 5500, Annual Reports and Other Information. State Street shall provide the following to each Employer, as appropriate, each in accordance with the applicable Service Standards, provided that, to the extent that Equitable or any other financial institution or third party (other than an Employer, Participant or Investor) provides information to State Street, State Street may rely on the most recent information so furnished. To the extent that an Employer, Participant or Investor provides information to State Street, State Street may rely on the most recent information so furnished, unless on its face such information appears to be incorrect or invalid:

               (a) a Form 5500, completed to the extent possible with information available to State Street, for each Employer Plan and for each Individual Recordkeeping Plan that is required to file a Form 5500;

               (b) all of the information available to State Street necessary to complete a Form 5500 for each Aggregate Recordkeeping Plan that is required to file a Form 5500;

               (c) all schedules required to be filed with a Plan's annual report, to the extent the schedule or required information is available to State Street;

               (d) a summary plan description for each Employer Plan;

               (e) a form of summary annual report; and

               (f) instructions and financial information that is available to State Street to aid each such Employer in filing its Internal Revenue Service applications and other forms needed by such Employer to assist it in complying with laws and regulations applicable to the Trusts and the ABA Members Plans.

          7.09 Section 415 Monitoring. In accordance with the applicable Service Standards, State Street shall (a) monitor each Employer Plan's compliance with
Section 415 of the Code based on the employee compensation and other relevant data supplied to State Street by the Employer, and (b) provide each Employer that maintains an Individually Designed Plan with the data available to State Street for purposes of the Employer's monitoring of its Plan's compliance with
Section 415 of the Code. State Street shall timely request compensation information and other relevant data from those Employers who have not otherwise provided such information to State Street, and State Street shall not be required to monitor compliance with Section 415 of the Code for any Employers who fail to provide such information after such request.

          7.10 Section 401(k) and 40l(m) Testing. In accordance with the applicable Service Standards, State Street shall perform the average deferral percentage testing required by Section 401(k) of the Code and the average contribution percentage testing required by Section 401(m) of the Code for each Individual Recordkeeping Plan that contains a cash or deferred arrangement based on the employee compensation and other relevant data supplied to it by the Employer. State Street shall timely request compensation information and other relevant data from Employers who have not otherwise provided such information and data, and State Street shall not be required to perform such average deferral percentage and average contribution percentage testing for any Employers who fail to provide such information and data after such request.

          7.11 Written Communications to Employers and Investors. State Street shall, subject to Section 11.01, send written communications to each Employer and Investor no less frequently than quarterly, including but not limited to communications containing information (to the extent permitted by applicable laws and regulations) regarding (a) investment performance of the Investment Options and Closed Options offered or made available by the ABA Members Collective Trust and, (b) to the extent appropriate, changes in the Program, the ABA Members Plans or the Trusts. State Street may use such communications to provide any or all of the statements, forms, procedures and information that may be required or appropriate to be provided to each Employer and Investor except communications or information required by Sections 6.07, 7.07, 7.08, 7.09 and
7.10 and the confirmations provided under Sections 6.03 and 7.04. Notwithstanding the foregoing, such excepted communications or information may be included in the same package for mailing as any other communication provided that such inclusion does not result in a delay in sending such excepted communications or information to the Employers or Investors, as the case may be. Delivery of such statements, forms, procedures and information shall be made as required by applicable laws and regulations. ABRA shall be entitled to review and comment on such communications, statements, forms, procedures and information to the extent provided in Section 11.02. With the prior consent of ABRA, communications required by this Section 7.11 may be transmitted electronically.

          7.12 Inquiries and Complaints. In accordance with the applicable Service Standards, State Street shall respond to inquiries and complaints from Participants, Employers and Investors. State Street shall furnish to ABRA copies of all written complaints it receives and written descriptions or copies of State Street's responses thereto. Such copies shall be provided as soon as practicable after receipt or response, as the case may be, but no later than at the next following meeting of the Board.

          7.13 Notices and Elections by Participants. No notice or election that a Participant is required to provide to State Street under this Agreement (excluding any telephonic authorization or direction provided by the Participant in the capacity of an Investor in accordance with requirements and procedures established pursuant to Section 6.04, any authorization or direction under
Section 6.05 or as otherwise provided in the applicable Employer Plan) shall be effective unless submitted to State Street by the Participant's Employer. State Street may accept such notices and elections directly from the Participant in those cases where it is impractical or impossible for the Employer to submit such notices and elections and State Street receives notice of such impracticality or impossibility from the Participant or the Employer that is reasonably satisfactory to State Street. Except for telephonic authorizations or directions described in Section 6.04 or any authorization or direction under
Section 6.05, no notice or election shall be effective until State Street receives a properly completed form at the address provided to the Employers.

          7.14 Address for Communications to Participants. State Street shall mail any communication that it is required to provide to a Participant to such Participant at the address provided to State Street by the Participant or the Participant's employer, or if none is provided, at the address of such Participant's Employer. After a Participant or Employer notifies State Street that the Participant is no longer employed by the Employer and provides State Street with a new address, State Street shall mail all communications to such new address.

          7.15 Use of Electronic Media. Subject to the prior written consent of ABRA, State Street may satisfy its obligations under this Article 7 to provide written information or documents by use of the internet or other electronic media.

          7.16 Plan Administrator. State Street shall not be the plan administrator (as defined in Section 3(16) of ERISA) with respect to any Plan.

ARTICLE 8 MARKETING SERVICES TO BE PROVIDED BY STATE STREET

          8.01 Marketing Requirements: Establishment of Annual Marketing Plan and Goals. State Street shall market the Program to Qualified Employers through the ABRA Program Services Unit, and shall incur direct costs in so doing of not less than $1,400,000 during each year during the term of this Agreement. No later than the Board meeting during the third calendar quarter of 2002 and of each year thereafter until the Transfer Completion Date, State Street shall deliver to ABRA a proposed Annual Marketing Plan for the next succeeding calendar year. The proposed Annual Marketing Plan shall be presented in sufficient detail to enable ABRA to evaluate the level and type of effort to be expended. Each proposed Annual Marketing Plan shall contain goals for the number of additional new Plans, net additional Participants and new assets for the year derived from contributions and conversions less assets associated with

Plans that cease participation in the Program (excluding assets withdrawn from the Program due to distributions to individual Participants on account of termination of employment, hardship withdrawal or similar events) to be added to the Program, provided that such goals shall include an increase of 10,500 net additional Participants by December 31, 2006 over the number of Participants as of December 31, 2002. Each proposed Annual Marketing Plan shall contain a description of the information (including demographic and other data as may be reasonably requested by ABRA) relied upon and the methodology used by State Street to develop such plan and goals. ABRA shall review each such proposed Annual Marketing Plan, and shall be entitled to make recommendations to State Street regarding such Plan and the various goals set forth therein. ABRA and State Street shall consult with each other in good faith for the purpose of agreeing to such Annual Marketing Plan and the goals set forth therein, prior to the meeting of the Board during the fourth calendar quarter during the year preceding the year covered by such Annual Marketing Plan. State Street shall carry out the Annual Marketing Plan as so agreed upon and shall use its best efforts to achieve the annual goals established thereby.

          8.02 Marketing Reports. At each meeting of the Board during 2003 and each calendar year thereafter beginning prior to the Transfer Completion Date, State Street shall provide to ABRA a written report showing the progress of the Annual Marketing Plan up to the last day of the preceding calendar quarter. No later than the meeting of the Board that occurs during the first calendar quarter of 2003 and each calendar year thereafter prior to the Transfer Completion Date, State Street shall provide to ABRA a report showing the actual result of the marketing activities for the preceding calendar year as compared to the marketing goals for such year as expressed in the Annual Marketing Plan.

          8.03 State Bar and Local Endorsement Program. State Street will continue to seek state and local bar endorsements that will provide value to the Program in light of time and costs associated with obtaining such endorsements and shall maintain and renew existing endorsements at the time they may contractually be renewed when the marketing advantages of such relationships provide a value to the Program in light of the time and costs associated with maintaining such endorsements.

ARTICLE 9 MARKETING SUPPORT TO BE PROVIDED BY ABRA

          9.01 Endorsement. ABRA shall provide the Program with its endorsement at all times during the term of this Agreement.

          9.02 Bar Association Meetings. At the request of State Street, ABRA shall, to the extent practicable, use reasonable efforts to arrange for State Street to appear at such meetings and conventions held by the ABA, its sections and affiliates as are provided for in the Annual Marketing Plan.

          9.03 Workshops and Seminars. At the request of State Street, ABRA shall, subject to applicable laws and regulations, assist State Street in arranging for State Street to publicize such workshops and seminars as may be provided for in the Annual Marketing Plan. ABRA shall, subject to applicable laws and regulations, to the extent practicable, provide volunteer speakers for such workshops and seminars or assist State Street in finding suitable

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

speakers. ABRA shall be under no obligation to incur any expense in connection with such workshops and seminars.

          9.04 Introductions. At the request of State Street, ABRA shall use reasonable efforts to introduce State Street representatives to (a) officers and staff members of state and local bar associations and (b) appropriate ABA officers and staff members.

           9.05 Inclusion in ABA Mailings. At the request of State Street, ABRA shall use reasonable efforts to arrange for ABA membership materials to include such information about the Program as State Street determines to be appropriate in accordance with the Annual Marketing Plan. At the request of State Street, ABRA may request, on behalf of State Street, that the ABA include in mailings to its members and non-members promotional material prepared by State Street relating to the Program. State Street may select, subject to the consent of ABRA and the ABA, the mailings in which such material are to be included.

          9.06 Access to ABA Research. At the request of State Street, ABRA shall use reasonable efforts to obtain from the ABA and provide to State Street any market research conducted by or on behalf of the ABA that the ABA will make available to ABRA at the lowest price available to ABRA and that would assist State Street in marketing the Program.

          9.07 ABA Membership Lists. At the request of State Street, based on State Street's reasonable specifications, ABRA shall use reasonable efforts to obtain from the ABA and provide to State Street, at the lowest price available to ABRA, lists of ABA members to be used by State Street solely for purposes of marketing the Program.

          9.08 ABA Disclaimer. State Street acknowledges that ABRA has no control, directly or indirectly, over the ABA and cannot cause the ABA to carry out any of the activities described in Sections 9.04 through 9.07.

          9.09 Payment of Expenses. State Street and ABRA shall pay from their own funds all expenses incurred by ABRA or State Street, as the case may be, pursuant to this Article 9.

ARTICLE 10 REPORTS TO ABRA

          10.01 Investment Option Reports. State Street shall provide ABRA with quarterly reports (including year-to-date information) setting forth (a) the aggregate account balances in each Investment Option and Closed Option at the beginning of the calendar quarter, (b) a summary of the aggregate transactions affecting those account balances during the calendar quarter, including the aggregate amount contributed and transferred to, and withdrawn and transferred from, each Investment Option and Closed Option and (c) the aggregate account balance in each Investment Option and Closed Option at the end of the calendar quarter. State Street shall provide such other aggregate reports with respect to the Investment Options as are reasonably requested by ABRA.

          10.02 Fee Reports. State Street shall provide ABRA with quarterly reports (including year-to-date information) setting forth the fees paid by Participants, Employers and Investors (including trusts) under the Program pursuant to Article 9.

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

           10.03 Trust Participation Reports. State Street shall provide ABRA with quarterly reports (including year-to-date information) setting forth (a) the number of Participants, Employers and Plans participating in, and the assets held thereby, each Trust at the beginning of the calendar year, (b) the number of Participants, Employers and Plans (and total assets attributable thereto) that commenced or ceased to participate in each Trust during the period covered by the report as a result of enrollments, withdrawals, death or retirement, (c) the number of Participants, Employers and Plans participating in such Trust (and total assets attributable thereto) at the end of the period covered by the report, and (d) such other reports with respect to Trust participation as are reasonably requested by ABRA. State Street will not be required to provide Participant information with respect to Aggregate Recordkeeping Plans.

           10.04 Transfer Reports. State Street shall provide ABRA with quarterly reports (including year-to-date information) setting forth the level of transfer activity pursuant to Section 6.03.

           10.05 Service Reports. Quarterly, State Street shall provide ABRA with reports setting forth (a) the frequency and nature of technical, operational and other appropriate assistance provided pursuant to Section 5.05,
(b) the frequency and nature of investment election assistance provided pursuant to Section 6.06, and (c) such other information as is reasonably necessary for ABRA to determine the nature and extent of State Street's compliance with the applicable Service Standards.

           10.06 Expense Reports. Quarterly, State Street shall provide ABRA with a report setting forth the amount and a description of the various categories of expenses assessed or charged pursuant to Section 13.04.

           10.07 Annual Reports. State Street shall provide or make available to ABRA such annual reports as are required by Section 6.02 of the ABA Members Collective Trust, Sections 6.06 and 6.07 of the Master Trust and Sections 6.06 and 6.07 of the Pooled Trust.

           10.08 Timing of Reports. Unless otherwise provided in this Article, all reports pursuant to this Article shall be delivered within such time frame as is set forth in the applicable Service Standards.

ARTICLE 11 REVIEW OF COMMUNICATIONS MATERIAL AND COMMUNICATIONS BY ABRA

           11.01 Communications Consultant. State Street shall engage a Communications Consultant who shall prepare, in consultation with State Street, an annual communications plan which shall include recommendations regarding forms, performance information, technical bulletins, newsletters and other similar communication materials for Participants and Employers. A copy of the annual communications plan shall be delivered to State Street, with a copy to ABRA, at such time or times as shall be agreed upon by the parties. State Street shall consult with ABRA regarding the recommendations contained in the annual communications plan and State Street shall give full consideration thereto. The cost of such consultant shall be paid by State Street but may be paid (or reimbursed) by the Trusts or the ABA Members Collective Trust

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

subject to Section 13.04. In consideration thereof, the fees payable to State Street pursuant to Section 13.01 shall be reduced by $270,000 per year.

           11.02 ABRA's Review of State Street Communication Material. Certain communications in connection with the Program, as determined by agreement between State Street and ABRA from time to time, will be furnished, on a timely basis, in substantially final form, by State Street to ABRA for prompt review. Such communications shall include the Prospectus and, unless otherwise agreed,
(a) all items described in Section 11.01, (b) promotional materials, (c) proposed scripts for any outbound telemarketing campaign, (d) outlines of programs, workshops or seminars and (e) the format for any publications including screens used for the internet services provided pursuant to Section
6.05. Such review shall be conducted in accordance with a reasonable schedule specified by State Street or, if none is specified, within a reasonable period of time. State Street shall, subject to Section 11.01, make all final decisions regarding the form and content of communications, subject to approval by any applicable regulatory authorities and giving full consideration to any comments or suggestions made by ABRA in connection with its review (except that any reference to ABRA or the ABA that is objectionable to ABRA shall be revised to ABRA's satisfaction or shall not be included). Within a reasonable period after such communications have been provided to ABRA, State Street may use, distribute or otherwise make available such communications at such time as it deems necessary or appropriate, provided that final copies of such communications shall be provided to ABRA.

           11.03 Communications by ABRA. Subject to applicable laws and regulations, ABRA, as sponsor of the Program and not as an agent of State Street, shall have the right to communicate with Participants and Employers from time to time in connection with the Program. State Street shall make available to ABRA, without cost, for such purpose any mailing list used by State Street for general communication with Participants and Employers. From time to time and as is reasonable, State Street shall, at ABRA's request, assist ABRA in effecting communications pursuant to this Section and not otherwise in conflict with State Street's responsibilities, duties and obligations under this Agreement, provided that State Street shall receive reasonable compensation and/or reimbursement for such services.

ARTICLE 12 ADDITIONAL AGREEMENTS AND COVENANTS OF STATE STREET

           12.01 ABRA Program Services Unit. (a) State Street has established and shall maintain, as long as it is obligated to provide services hereunder, or cause an Affiliate to maintain the ABRA Program Services Unit. The ABRA Program Services Unit shall be a separate client services unit within State Street exclusively dedicated to and having capabilities sufficient to provide the functions necessary (i) for the effective and efficient operation of the Program, (ii) to meet the requirements set forth in the Service Standards, the Annual Marketing Plan and the annual communications plan described in Section
11.01 and (iii) to otherwise meet State Street's obligations under this Agreement. As of the Renewal Date, State Street shall provide ABRA with an annual staffing plan for the ABRA Program Services Unit. Such plan will be updated and provided to ABRA at least annually at the first Board meeting following the completion of State Street's internal annual budget review/approval cycle, but no later than the meeting that occurs in the third calendar quarter of each year.

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

                 The ABRA annual staffing plan shall include the following:

                 A. An organizational chart for the ABRA Program Services Unit, displaying the reporting for each job.

                 B. State Street shall provide to ABRA an annual human resources report that will include the number of current staff, job descriptions, training programs, turnover rates, recruiting activities and similar information reasonably requested by ABRA related to personnel matters for the ABRA Program Services Unit.

                     (b) The expenses incurred by State Street for the ABRA Program Services Unit shall not be charged to the Trusts or the ABA Members Collective Trust.

                     (c) State Street shall not implement any material changes to the ABRA Program Services Unit, such as relocation, alteration of marketing structure or initiation of regional representatives without the prior written consent of ABRA.

               12.02 Financial Condition and Organization. As promptly as practicable after such information either becomes legally available for dissemination or is released to the public, State Street shall notify ABRA of any change or pending change to the ownership, legal structure or organization of State Street or any Affiliate or division thereof that provides any services to or in connection with the Program.

               12.03 Insurance Certification. State Street shall provide to ABRA within thirty (30) days of the Renewal Date a certificate of coverage with respect to all insurance policies (including fiduciary and errors and omissions) of State Street that could reasonably cover or relate to the Trusts, the ABA Members Collective Trust or the Program, and will notify ABRA of any changes in such coverage within thirty (30) days after the earlier of when the change is made or when it becomes effective. From time to time ABRA may reasonably request that State Street provide a copy of the applicable insurance policy. State Street, its officers, directors and employees are exempt from the fidelity bond requirements of Section 412 of ERISA, and nothing in this Agreement shall be construed to require State Street to maintain such a fidelity bond for itself, its officers, directors or employees.

               12.04 Approval of Major Vendors. Within a reasonable period of time, not less than fifteen (15) Business Days, prior to the hiring of a Major Vendor, State Street shall submit to ABRA for ABRA's approval a summary of the proposed terms for the hiring of such Major Vendor; provided, however, that if ABRA does not approve such Major Vendor or the proposed terms of the arrangement, State Street may engage such Major Vendor to provide services for the benefit of any other client of State Street regardless of whether such Major Vendor will continue to be available to provide services to the Program on the proposed terms. The terms of State Street's contracts with Major Vendors shall be consistent with State Street's responsibilities, duties and obligations under, and not in conflict with the terms and conditions of, this Agreement, the Trusts and the ABA Members Collective Trust, including, without limitation,
Section 12.07. State Street shall provide to ABRA copies of such contracts when executed. Notwithstanding the foregoing, ABRA's approval under this Section shall not be required for the renewal or reengagement of a Major Vendor previously approved by ABRA, provided that the

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

terms of such renewal or reengagement (other than fees) are not materially different than those previously approved by ABRA.

             12.05 Indemnification of ABRA by Major Vendors. State Street shall use its best efforts to obtain from Major Vendors engaged primarily for the benefit of the Program indemnification of the Indemnified Persons (as defined in Section 14.04) for any act or omission of such Major Vendors, with provisions similar to the provisions of Article 14.

             12.06 Non-Competition. During the term of this Agreement or any successor agreement hereto and for two years following the Transfer Completion Date, State Street shall not either directly or indirectly, alone or with others, knowingly interfere with ABRA's relationships with Qualified Employers including, but not limited to, contacting past, present or prospective Employers for the purpose of offering them competing or alternative investment opportunities as part of a marketing effort focused primarily on a sector of or the entire legal community. ABRA hereby acknowledges that State Street is currently and may in the future be engaged in marketing activities involving competing or alternative investment opportunities for qualified retirement plans of the type maintained under the Program that may reach sectors of the legal community in a coincidental manner and that such activities are not prohibited by this Section, provided that State Street has used commercially reasonable efforts to mitigate inclusion of Qualified Employers in such activities. This Section shall survive termination of this Agreement.

             12.07 Confidentiality. Except as provided below, State Street shall hold in strict confidence all Program Data and Records and shall use such Program Data and Records only to perform its obligations under this Agreement and to fulfill its obligations in connection with the Program. State Street acknowledges that State Street has no right or title in or to (including without limitation copyright rights in) the Program Data and Records and collections or compilations of such Program Data and Records. To the extent State Street would have any right or title in or to the Program Data and Records and collections or compilations of such Program Data and Records, it hereby assigns to ABRA all of such rights (including without limitation copyright rights). State Street may disclose Program Data and Records as necessary for State Street to perform its obligations under this Agreement, but wherever possible, State Street shall disclose Program Data and Records only to ABRA, individuals within the State Street organization and third parties engaged by State Street who have a need to know such information in order for State Street to perform its obligations under this Agreement and to fulfill its obligations in connection with the Program; provided, however, that State Street shall use its best efforts to cause third parties who have access to Program Data and Records to enter into a confidentiality agreement with respect to such Program Data and Records. State Street acknowledges that the foregoing obligations include the obligation of State Street not to reveal (a) any such Program Data and Records regarding individual Participants, Employers or Investors or (b) any Program Data or Records that could be used directly or indirectly to identify an individual Participant, Employer or Investor except when the Participant, Employer or Investor so requests. The foregoing obligations shall not apply to any of the following: (w) information rightfully known to State Street, without continuing restrictions on disclosure, prior to being supplied to State Street as part of the Program Data and Records, (x) information that is or becomes generally known to the public or in the trade other than through a failure on the part of State Street to observe its obligations hereunder, (y) information that is independently

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

developed or rightfully obtained without continuing restrictions on disclosures from third parties by State street otherwise than under the Program or (z) information that State Street must disclose to comply with federal or state statutory or regulatory requirements or pursuant to a judicial or administrative order; provided that State Street shall consult with ABRA prior to making any such disclosure to the extent possible and shall provide ABRA reasonable notice to enable ABRA to resist any disclosure pursuant to 12.07(z). This Section shall survive termination of this Agreement. If requested by ABRA, State Street shall include a copyright notice or other proprietary rights legend on all human and machine readable copies of the Program Data and Records, including any electronic data files containing the Program Data and Records and the media for such data files. The form and content of any such notice or legend shall be determined by ABRA.

             12.08 Copyright of Trusts and ABA Members Plans. State Street shall not interfere with or otherwise impede ABRA's efforts to protect the Trusts and the ABA Members Plans by copyright and State Street shall not infringe on any such copyrights. State Street shall have the right and license to reproduce and distribute the Trusts and ABA Members Plans to the extent necessary or appropriate in connection with the performance of its duties under this Agreement. If requested by ABRA, State Street shall include a copyright notice or other proprietary rights legend on all human and machine readable copies of the Trust and ABA Member Plans, including any electronic data files containing the Trust and ABA Members Plans and the media for such data files. The form and content of any such notice or legend shall be determined by ABRA.

             12.09 Maintenance and Disposition of Program Data and Records. For one year following the Transfer Completion Date, State Street shall maintain one copy of all Program Data and Records that are maintained electronically on magnetic tape for the last accounting period for which State Street was responsible under this Agreement and that are Participant, Plan, Employer or Investor records. At the end of such one year period, to the extent permitted by applicable law and the customary practices of State Street with respect to such matters, State Street shall destroy all copies of Program Data and Records in its possession and control, unless ABRA and State Street shall otherwise agree in writing. This Section shall survive termination of the Agreement. Prior to any such destruction, State Street shall provide to ABRA a copy of any such Program Data and Records to be destroyed by State Street. The copy shall be in electronic or such other form as may be reasonably requested by ABRA; provided, however, that ABRA shall pay the reasonable expenses associated with making such copy if the format requested is not the standard format in which State Street maintains such Program Data and Records. Upon request by ABRA, State Street shall provide a description or samples of such standard format.

             12.10 Rights to Software Following Termination. Following any termination of this Agreement, State Street shall provide ABRA with access to computer software used in connection with the Program as follows:

                (a) Subject to Section 12.10(e), State Street shall actively cooperate with and assist ABRA in obtaining licenses for software systems used in connection with the Program from outside vendors from whom State Street has licensed such software (including but not limited to Dyatron Omni Plan DPR and National FSI Plus System Software); provided, however, that any costs in connection with such action incurred by State Street shall be reimbursed by ABRA or any successor trustee or successor recordkeeper for the Program.

                (b) In accordance with this Section, State Street shall grant to ABRA, without charge, a perpetual, non-exclusive, non-transferable license to use State Street Software solely in connection with the administration of the Program. Such State Street Software shall be provided in object code form only. Upon ABRA's written request in accordance with Section 15.05, State Street and ABRA shall negotiate the terms of such license generally on the terms set forth in this Section:

                (i) such license may not be assigned to any third party, but may be sublicensed by ABRA to a third party exclusively for use in connection with the administration of the Program, provided that such third party shall enter into a written agreement (which is reasonably satisfactory to State Street) for the benefit of State Street, pursuant to which such party agrees to the terms and conditions substantially as set forth in this
                Section in connection with its use of the State Street Software;

                (ii) any State Street Software licensed pursuant to this Section shall be licensed on an "AS IS" basis;

                (iii) State Street shall make no warranties, express or implied, including warranties of merchantability and fitness for a particular purpose with respect to such State Street Software;


                (iv) State Street shall not be liable for any damages, including incidental or consequential damages, arising out of the use and performance of such State Street Software other than those portions of such damages resulting from State Street's intentional wrongdoing, and except to the extent provided in clause (v) hereof;

                (v) State Street shall make no representations and shall provide no indemnification regarding infringement of patents, copyrights, trademarks, trade secrets or other proprietary rights except that State Street shall indemnify ABRA against any liability to third parties resulting from any infringement of such rights of which State Street has actual knowledge; provided that State Street shall receive both prompt notice of any claim of such infringement and the opportunity to assume and continue the defense of any such claim at its own expense, and shall not be liable under any settlement agreement entered into without its prior written consent and provided, further, that ABRA acknowledges that the provisions of Article 14 do not apply with respect to any indemnification pursuant to this Section;

                (vi) ABRA shall acknowledge that, except for the license pursuant to this Section, ABRA has no right or title in or to any proprietary rights (including without limitation copyright rights) in such State Street

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

                Software or any of its component parts and ABRA shall further acknowledge that all State Street Software is proprietary to State Street; and

                (vii) ABRA shall agree not to sell, transfer, disclose, display or otherwise make available such State Street Software or any copies (other than a reasonable number of copies for back-up and archival purposes only) or portions thereof to any person without the prior written consent of State Street and not to use such State Street Software, or permit its use by any person, for any purpose other than in connection with the administration of the Program. State Street and ABRA may negotiate a reasonable fee payable to State Street and may agree that State Street will provide to ABRA in connection with such State Street Software maintenance, additional support, and any subsequent enhancements that State Street develops and makes generally available to its clients for whom such State Street Software is used.

                (c) In connection with any State Street Software licensed pursuant to Section 12.10(b), State Street shall agree to provide to ABRA copies of all operator and user manuals and training materials then in existence for use in conjunction with such State Street Software. ABRA shall agree not to sell, transfer, disclose, display or otherwise make available such operator and user manuals and training materials to any person except in connection with a sublicense granted pursuant to Section 12.10(b)(i).

                (d) ABRA acknowledges that it has no rights to State Street's systems that are not developed, acquired, used or enhanced in connection with the Program, including, but not limited to, the asset custody reporting and accounting systems and securities clearance systems and any enhancements to such systems (without regard to whether such enhancements were developed for the purposes of the Program), whether developed by State Street or licensed or acquired from third parties and whether existing at the time of execution of this Agreement or at any time thereafter.

                (e) Following any termination of this Agreement, State Street shall grant to ABRA, subject to payment of the royalty fee described below, a perpetual, nonexclusive, non-transferable license to use such modification and enhancements to the State Street Software created by State Street after the Renewal Date and the terms of such license shall include the terms and conditions of subsection 12.10(b)(i)-(vii); provided that such license will contain a reasonable royalty fee payable to State Street, which shall be reduced in proportion to the percentage of total development costs for such State Street Software that have been amortized by State Street during the term of this Agreement.

              12.11 Investment Advisor Agreements. State Street shall provide ABRA with copies of all (a) Investment Advisor Agreements, (b) notices required under the Investment Advisor Agreements, and (c) reports required under the Investment Advisor Agreements.

              12.12 No Directed Brokerage. In selecting brokers or dealers for the execution of transactions effected directly for the Funds, State Street shall not consider the availability and

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

value of research that may be provided to State Street by such broker or dealer. The ability to direct brokerage when research may be provided to any Investment Advisor or State Street shall be negotiated by State Street and ABRA with respect to any New Investment Option offered or managed by State Street.

              12.13 Notice of Change in Status or Regulatory Action. Subject to applicable laws and regulations, State Street shall promptly notify ABRA of (a) any change in its status as a bank, (b) any notice by any governmental agency of the intent to place material limitation on the activities of State Street that relate to or affect the Program, or (c) the receipt of formal notice of the commencement of any proceedings by any governmental agency to take any action that would change State Street's status or the status of the Program under the Investment Company Act of 1940, as amended. State Street shall notify ABRA of such information as soon as such information is available for public disclosure.

              12.14 Performance by Affiliates. The parties acknowledge that State Street may cause one or more of its Affiliates, including State Street Global Advisors to perform services in satisfaction of State Street's obligations under this Agreement. State Street hereby guarantees the performance of such Affiliates and shall be liable therefor to the same extent as if State Street had directly performed such obligations. State Street further agrees, and it shall take any and all action as shall be necessary to require, that any obligation imposed on it hereunder shall also be assumed by any Affiliate it designates to perform any activity hereunder, and to the extent of such designation, ABRA shall have the same rights with respect to such Affiliate as ABRA has with respect to State Street. In furtherance thereof, but not as a limitation, State Street agrees each such Affiliate shall be subject to, and that it shall take any and all action as shall be necessary to cause each such Affiliate to be subject to all the provisions of this Article 12 and Sections 14.04, 14.05, 14.06, 14.07, 14.10, 16.06, 16.08 and 16.09, as if such Affiliate were a party to this Agreement. 12.15 Performance of Services by CitiStreet. (a) Agreement Between State Street and CitiStreet. State Street shall enter into the CitiStreet Agreement with CitiStreet to provide on behalf of State Street the Administrative Services that State Street is obligated to perform hereunder. Such agreement shall be identical in form and in substance with the form of the CitiStreet Agreement, and ABRA shall be a third-party beneficiary of such agreement. Services performed by CitiStreet pursuant to the CitiStreet Agreement shall for purposes of this Agreement be treated as performed by State Street, but neither the engagement of CitiStreet nor the performance of services thereby shall relieve State Street of any responsibility or liability imposed upon State Street under this Agreement with respect to such services.

                    (a) Treatment as an Affiliate. Upon execution of the CitiStreet Agreement by all parties thereto, CitiStreet shall be deemed to be an Affiliate of State Street, and State Street and CitiStreet shall be subject to all the requirements of Section 12.14 with respect to CitiStreet's performance of services pursuant to the CitiStreet Agreement.

ARTICLE 13 FEES AND EXPENSES

              13.01 State Street's Fees. State Street shall be compensated under the Program by payment of the program expense fee and the trust, management and administration fee in

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

accordance with the terms contained in Appendix C hereto, which fees as of the Renewal Date shall relate only to the Investment Options and Closed Options, services and obligations of State Street under this Agreement as of the Renewal Date. The program expense fee shall be in consideration of State Street's performance of Administrative Services (including the services performed on State Street's behalf by CitiStreet as contemplated by Section 12.15). The trust management and administration fee shall be in consideration of Trustee Services (not including any services performed by CitiStreet). Appendix C shall set forth all of the fees payable to State Street in connection with the Program as of the Renewal Date, and no provision of the CitiStreet Agreement, the ABA Members Collective Trust or the Trusts shall entitle State Street to additional compensation. Nothing in this Section shall preclude the payment of expenses of the Program or Plans to the extent permitted by Section 13.04.

              13.02 ABRA's Fees. ABRA shall be compensated under the Program in accordance with the terms contained in Appendix D hereto, which fees as of the Renewal Date shall relate only to the Investment Options and Closed Options, services and obligations of ABRA under the Employer Plans and under this Agreement as of the Renewal Date. The fee schedule set forth in Appendix D may be increased only by written notification of such increase to all Employers, and shall not be effective less than sixty (60) days after such notification.

              13.03 Additional Services. State Street's obligations to perform services not required or agreed to under this Agreement shall be conditioned on ABRA's agreement to allow State Street to charge a reasonable fee for such services. If the cost to State Street to provide additional services is minimal both individually and in the aggregate (from the Renewal Date through the date such services are contemplated) then State Street shall be deemed to have waived its right to an additional reasonable fee pursuant to this Section. If ABRA and State Street are unable to reach agreement under this Section within ninety (90) days of commencing negotiations, they shall submit the fee for such services to arbitration in accordance with Section 16.10 and State Street shall provide such services, pending the results of arbitration, for the last fee it proposed for such services prior to submitting to arbitration, subject to retroactive adjustments based upon the fee as determined by arbitration.

              13.04 Expenses. (a) General. Expenses of operation of the Program, the Plans, the Trusts and the ABA Members Collective Trust, as are permitted by applicable laws and regulations and this Agreement, shall be charged to and paid from the assets of the Trusts or the ABA Members Collective Trust (and charged to each Investment Option, Closed Option, Participant or Plan account, as applicable), for which such expenses are incurred. Except as otherwise provided in this Agreement, such expenses shall include but are not limited to (i) brokers' fees and commissions, (ii) transfer and other taxes, (iii) custodians' fees (including without limitation custodians' fees paid to State Street and its Affiliates, to the extent permitted by applicable law, including without limitation, the prohibitions of Part 4 of Title I of ERISA), (iv) Securities and Exchange Commission fees, (v) state securities registration fees, (vi) Internal Revenue Service user fees, (vii) fees and expenses paid pursuant to any Investment Advisor Agreement or any Investment Manager Agreement, (viii) fees paid to a consultant engaged pursuant to the first sentence of Section 4.03,
(ix) other reasonable independent legal, independent auditing, printing and mailing expenses incurred in the preparation of Securities and Exchange Commission and state securities filings, no-action letters or reports, (x) printing and mailing costs incurred in connection with providing the Prospectus and related materials to

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

Investors and prospective Investors who have communicated indications of interest in the Program, and (xi) expenses as permitted under Section 14.10. To the extent that State Street pays any expenses with respect to a particular Investment Option, Closed Option, Participant account or Plan account which are properly chargeable pursuant to this Section to a Trust or the ABA Members Collective Trust, as the case may be, it shall be entitled to reimbursement therefrom.

                    (b) Budgets. Not later than the meeting of the Board held in the fourth quarter of the preceding year, State Street shall present ABRA a detailed budget of each of the categories of expenses, including without limitation, the categories listed in subsection (a) above, to be charged to the ABA Members Collective Trust or the Trusts for the next calendar year. At each meeting of the Board during such calendar year, State Street shall deliver a status report listing the categories of expense and expenses incurred to date as compared to such budget. ABRA may make comments and recommendations with respect to such budgets and status reports, and State Street shall give full consideration thereto. Any item of expense properly chargeable to the Trusts or the ABA Members Collective Trust under Section 13.04 may be so charged even if State Street fails to include an item of expense in such Budget or if such expense items exceed such budget; provided that such expenses are approved by ABRA in accordance with Section 13.04(d) below.

                    (c) Amortization Schedules. If State Street shall determine that any expenses otherwise chargeable to the ABA Members Collective Trust or the Trusts are to be amortized over a period of months or years, State Street shall prior to the commencement of such amortization provide to ABRA a detailed schedule of such expenses, the period of amortization and the reasons therefor. ABRA may make comments and suggestions with respect to the need for and the structure of any such amortization schedule, and State Street shall give full consideration thereto. If an unknown item of expense or an adjustment of any expense is uncovered after such amortization schedule has been approved by ABRA, then State Street shall provide ABRA with a detailed schedule of such expenses and adjustments and the period of amortization and the reasons therefor.

                    (d) Approval of Certain Expenses. State Street shall not charge any item of expense in excess of $25,000 against the Trusts or the ABA Members Collective Trust not described in clauses (i) through (vii) of Section
13.04 (a) above (or seek reimbursement thereof) without providing to ABRA written notice thereof setting forth a description of such expense and the reason State Street believes such expense should be paid by the Trusts or the ABA Members Collective Trust, as the case may be, unless such expense is included in and not in excess of the appropriate amount budgeted pursuant to
Section 13.04 (b) above. If ABRA and State Street shall be unable to agree regarding the propriety or amount of any such expense to be charged to the ABA Members Collective Trust or the Trusts, as the case may be, ABRA and State Street shall submit the issue to arbitration in accordance with Section 16.10.

                    (e) Certain Expenses not Chargeable. For purposes of this
Section 13.04, expenses of operation of the Program, the Plans, the Trusts and the ABA Members Collective Trust shall not include (a) marketing expenditures incurred pursuant to Article 8 or (b) salaries, fringe benefits, taxes and overhead attributable to the ABRA Program Services Unit or other personnel or operations of State Street or its Affiliates, or travel expenses of any such personnel. In addition, no item of expense incurred by CitiStreet shall be paid or reimbursed by the ABA Members Collective Trust or the Trusts, but shall be paid by State Street and submitted by State Street for reimbursement, subject to this Section 13.04.

ARTICLE 14 LIMITATION OF LIABILITY AND INDEMNIFICATION

           14.01 Limitation of Liability for Instructions from Participants, Employers or Investors. Except as otherwise provided by laws or regulations, neither ABRA nor State Street (in each of its various capacities under the Program) shall be liable for any act or omission made in accordance with its obligations under this Agreement, the ABA Members Collective Trust, the ABA Members Plans or the Trusts to the extent that such act or omission was made in good faith, without negligence, and in accordance with an instruction or information provided by a Participant, Employer or Investor, where the party in question had no reason to believe that such instruction or such information was unauthorized or incorrect.

           14.02 Limitation of Liability For Instructions From ABRA. Except as otherwise provided by laws or regulations, State Street (in each of its various capacities under the Program) shall not be liable to ABRA (or other Indemnified Persons) for any act or omission made in good faith, without negligence, and in accordance with the express advance written approval or instructions of ABRA under this Agreement (including any approval or instructions with respect to an Investment Manager that has not been recommended by, and is not, State Street).

           14.03 Limitation of Liability for Acts of Third Parties. Except as otherwise provided by laws or regulations, neither ABRA nor State Street (in each of its various capacities under the Program) shall be liable for any act or omission of any person or entity (other than an affiliate of ABRA, in the case of ABRA, or an Affiliate (including CitiStreet), in the case of State Street), that acts or has acted as a fiduciary or service provider to a Plan, a Trust or the ABA Members Collective Trust pursuant to delegation of fiduciary responsibility under such Plan or trust, this Agreement or the Investment Manager Agreements. State Street shall not be liable for any act or omission of Equitable.

           14.04 Indemnification. State Street agrees to defend, indemnify and hold harmless ABRA, its then-present and former officers, directors, advisory directors, employees, the ABA, and its then present and former officers, and the Board of Governors (the "Indemnified Persons") against any and all expenses (including attorneys' fees, subject to Section 14.05), judgments, fines, penalties (including any civil penalties assessed under Section 502(1) of ERISA) and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or current action, suit, proceeding or claim, whether civil, criminal, administrative or otherwise, and the amount of any adverse judgment entered against any of them and reasonable expenses attendant thereto by reason of any of State Street's acts or omissions in connection with the Program, subject to the limitations of Sections 14.01, 14.02 and 14.03. For the above defense, indemnity and hold harmless provision to apply (a) the Indemnified Persons shall inform State Street promptly of any claims threatened or made against any Indemnified Person, (b) the Indemnified Persons shall cooperate fully with State Street in responding to such threatened or actual claims, and (c) any settlement agreement shall require the written approval of State Street, which consent shall not be unreasonably withheld or delayed. This Section shall survive termination of this Agreement.

           14.05 Counsel for Indemnified Persons. State Street agrees to cooperate fully with the Indemnified Persons in responding to any threatened or actual claims. Each Indemnified Person shall have the right to employ counsel in its, his or her sole discretion. However, none of State Street, the Trusts nor the ABA Members Collective Trust shall be liable (a) for any legal or other expenses incurred in connection with any such threatened, pending or current action, suit, proceeding or claim (whether civil, criminal, administrative or otherwise), or defense to any of the foregoing, that were not specifically authorized by State Street or (b) for reasonable attorneys' fees for the Indemnified Persons unless State Street shall have received a written opinion reasonably acceptable in form and substance to State Street of counsel reasonably acceptable to State Street (and which counsel shall not represent or otherwise be affiliated with any of the Indemnified Persons) that there exists a material conflict of interest either (y) between (i) such Indemnified Persons and (ii) State Street or (z) among such Indemnified Persons, each in the conduct of the response to a threatened claim or in the conduct of the defense of an actual claim in which event State Street shall be liable for the reasonable legal expenses of each counsel whose appointment is necessary to resolve such conflict; provided, however, that if any threatened, pending or current action, suit, proceeding or claim, or defense to any of the foregoing is civil in nature, State Street, the Trusts and the ABA Members Trusts, collectively, shall not be responsible for the reasonable attorneys' fees with respect to more than one (1) counsel for all Indemnified Persons, collectively.

           14.06 Contribution. In order to provide for just and equitable contribution in circumstances in which the terms of Section 14.04 are applicable, but the indemnification provided for therein is held for any reason to be unavailable or unenforceable, the Indemnified Persons shall contribute to the aggregate expenses (including attorneys' fees, subject to Section 14.05), judgments, fines, penalties (including any civil penalties assessed under Section 502(1) of ERISA) and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or current action, suit, proceeding or claim, whether civil, criminal, administrative or otherwise, which such Indemnified Persons and State Street may be subject to or liable for, in the following proportions: the Indemnified Persons collectively shall contribute one-one thousandth of one percent (0.001%) of such losses, claims, damages, expenses and liabilities, and State Street shall contribute the balance thereof. State Street shall have no other right of contribution from any of the Indemnified Persons.

           14.07 Enforcement of Rights. If an Indemnified Person is reasonably required to bring any action to enforce rights or collect monies due under this Article and is successful in such action, State Street shall reimburse such Indemnified Person or its subrogee for reasonable fees (including attorneys' fees in accordance with Section 14.05) and expenses incurred in bringing and pursuing such action.

           14.08 Supplemental Indemnification. Indemnification pursuant to this
Article is intended to be supplemental to any other rights to indemnification available to the Indemnified Persons. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnified Persons' rights to indemnification under applicable laws.

           14.09 Interests of ABA Members Collective Trust, Trusts and ABA Members Plans. In accordance with the ABA Members Collective Trust and the Trusts, State Street shall, whenever in its judgment any interest of the Program so requires, acting on behalf of the ABA

Members Collective Trust or the Trusts, (a) settle, compromise, abandon or submit to arbitration any claim or demand, or (b) commence or defend any suit or legal proceeding. State Street shall represent the ABA Members Collective Trust and the Trusts in any arbitration, suit or legal proceeding in any court or before any other body or tribunal. ABRA, as sponsor of the ABA Members Plans, shall represent the ABA Members Plans in any arbitration, suit or legal proceeding in any court or before any other body or tribunal; provided, however, that if State Street, the Trusts or the ABA Members Collective Trust is also involved in such arbitration, suit, or legal proceeding, State Street shall control the arbitration, suit or legal proceeding on behalf of the Program (except to the extent provided in 14.04 and 14.05), including but not limited to selecting counsel, determining the appropriate litigation strategy, and determining (to the extent possible) the forum for such arbitration, suit or proceeding, provided that State Street shall from time to time (not less than quarterly) inform ABRA of the progress of such litigation and ABRA shall have the right to make suggestions and comments regarding State Street's control of such litigation.

             14.10 Payment of Expenses. Expenses (including attorneys' fees) specifically authorized by State Street pursuant to Section 14.05 and actually and reasonably incurred by the Indemnified Persons in defending against or responding to such threatened or actual claims shall be paid by State Street as they are incurred. State Street may charge such expenses and any expenses pursuant to Section 14.09, each to the extent appropriate, as expenses of the Trusts and the ABA Members Collective Trust (to the extent provided in Section 13.04); provided, however, that State Street may do so only (a) if the gravamen of the action, suit, proceeding or claim is principally the result of State Street, the Program, the Trusts, the Plans or the Collective Trust being a stakeholder or (b) in any other case in which a gravamen of the complaint is not an alleged breach of this Agreement or duty by State Street; provided, further, that to the extent appropriate, such expenses shall be charged to the particular Plan or affected Participant's account involved in the action, suit, proceeding or claim. Notwithstanding the foregoing, expenses resulting from any threatened, pending or current action, suit, proceeding or claim, or defense to any of the foregoing, relating principally to an act or omission of Equitable, to the extent that they are not covered by and paid under the Administrative Services Agreement between Equitable and ABRA dated October 4, 1985, shall be charged as expenses of the Trusts and the ABA Collective Trust.

ARTICLE 15 TERMINATION OF AGREEMENT

             15.01 Termination by State Street. State Street may not terminate this Agreement prior to the close of business on December 31, 2006, except that State Street may terminate this Agreement for Cause at any time, upon six (6) months prior delivery of a Notice of Termination, which Notice may be delivered only at or after the end of any correction or cure period provided in Section
15.02. State Street may terminate this Agreement effective at the end of any quarter after the close of business on or after December 31, 2006 by delivering Notice of Termination to ABRA at least twelve (12) months prior to the Date of Termination specified therein.

             15.02 Termination For Cause. The following behavior shall constitute Cause under this Agreement:

                   (a) the offering directly or indirectly to Qualified Employers by ABRA of any investment product that is not offered pursuant to the terms of this Agreement and is marketed for use in qualified retirement plans; or

                   (b) the offering directly or indirectly to Qualified Employers by the ABA or its agents (other than any plan offered to employees of the ABA) of any investment product that is not offered pursuant to the terms of this Agreement and is marketed principally for use in qualified retirement plans, if within sixty (60) days of the date on which ABRA becomes aware of such offering or a proposal to commence such offering, the ABA or its agents or affiliates have not ceased such offering or ABRA has not reached an agreement with State Street as to the conduct of the offering; provided that if ABRA or State Street becomes aware of such an offering or proposal, it shall give prompt written notice to the other, and ABRA shall be deemed aware of such offering on the date on which it gives or receives such notice, as applicable; or

                   (c) the removal of State Street as Trustee or other material change in the rights, responsibilities or obligations of State Street as Trustee, except if such removal or change is the result of ABRA's exercise of its rights in accordance with Section 4.02; or

                   (d) any material violation of this Agreement or the Trusts that ABRA fails, within thirty (30) days of receipt of written notice thereof from State Street to correct, or as to which ABRA fails to reach a written agreement with State Street, as to an appropriate time frame for correction or other resolution and which is not corrected or otherwise resolved within such appropriate time frame.

             15.03 Termination by ABRA. ABRA may terminate this Agreement at any time by delivery to State Street of a Notice of Termination at least six (6) months prior to the Date of Termination specified therein. Notwithstanding the foregoing, if ABRA shall determine in good faith that State Street is not in material compliance with the Service Standards or its performance is otherwise in material breach of this Agreement, such Notice of Termination may, at ABRA's discretion, apply only to this Agreement as it relates to the Administrative Services, and such termination shall not relieve State Street of its obligation to continue to serve as trustee of the ABA Members Collective Trust and the Trusts and to provide the Trustee Services under the terms of the ABA Members Collective Trust and the Trusts until such date as ABRA shall specify in its Notice of Termination, but not more than twenty-four (24) months after the Date of Termination.

             15.04 Consent to Termination. All Participants, Investors and Employers shall be deemed to have consented to such termination and shall have no right to withhold such consent.

             15.05 Notice of Termination. If ABRA terminates all or a portion of this Agreement pursuant to Section 15.03, its Notice of Termination shall specify (a) whether an Extension Period is required, (b) the length of any such Extension Period and (c) whether ABRA is requesting to commence negotiations for a license to State Street Software pursuant to Section 12.10(b). If State Street terminates all or a portion of this Agreement, ABRA may require an Extension Period by furnishing State Street, within forty-five (45) days following ABRA's receipt of State Street's Notice of Termination, with a written notice specifying the length of any such Extension Period. ABRA may request to commence negotiations for a license to State Street Software pursuant to Section 12.10(b) by furnishing State Street with written notice of such request either within thirty (30) days following ABRA's receipt of State Street's Notice of Termination or as part of ABRA's Notice of Termination, as applicable. After any such Notice of Termination is given, regardless of whether an Extension Period is required, State Street shall continue to provide all services (including marketing services as described in the then-current Annual Marketing Plan) under this Agreement through the Transfer Completion Date.

             15.06 Extension Period. Any Extension Period shall be a sufficient period of time after the Date of Termination to permit an orderly transfer of its responsibilities to a successor recordkeeper, successor Trustee, or both, which Extension Period shall not exceed one (1) year from the Date of Termination, unless ABRA and State Street otherwise agree in writing. If an Extension Period is required pursuant to Section 15.05, the Transfer Completion Date shall be the end of such Extension Period. State Street shall continue to serve as Trustee during the Extension Period, and all fees and expenses shall continue to be paid as in effect immediately prior to the Extension Period.

             15.07 Conversion. No later than the Transfer Completion Date, State Street shall provide ABRA with Program Data and Records pursuant to Section
15.08. ABRA may require that, from the date Notice of Termination is given until the Transfer Completion Date, State Street cooperate with a successor recordkeeper and assist in such recordkeeper's development and implementation of a conversion program by furnishing such assistance as is reasonably necessary for the development and implementation of a conversion program, provided that State Street shall receive reasonable compensation for such services. In any event, State Street shall not be responsible or liable for the development or implementation of a conversion program or the results of any attempt to develop or implement a conversion program, whether or not successful.

             15.08 Transfer to Successor Recordkeeper and Trustee. After the date Notice of Termination is given and as promptly as practicable after State Street receives a written request from ABRA and no later than the Transfer Completion Date, State Street shall provide to a successor recordkeeper, (a) two
(2) copies of all Program Data and Records maintained electronically and established and maintained pursuant to this Agreement in their then-current form and (b) the then-current Program Data and Records. Such Program Data and Records shall be timely and accurate and shall be provided in the format and layout used by State Street, with complete and accurate descriptions and explanations of the fields, formats and layouts of the computerized Program Data and Records.

             15.09 Transfer of Program Assets. State Street shall arrange for the transfer, no later than the later of the Transfer Completion Date and the end of the period during which State Street provides Trustee Services (but not Administrative Services) pursuant to the second sentence of Section 15.03 of the assets of the Trusts and, to the extent applicable, the ABA Members Collective Trust in accordance with the terms of the Trusts, the ABA Members Collective Trust and the ABA Members Plans to any person permissible under applicable laws and regulations and designated in writing by ABRA. Notwithstanding such transfer, State Street shall be entitled to receive from the successors to the Trusts or the ABA Members Collective

Trust, any amounts determined under Section 13.01 or 13.04 attributable to periods prior to the Transfer Completion Date but not yet paid, and if any outstanding adjustments required by paragraph (b) of Appendix C shall exceed any amount due to State Street, it shall pay such excess to such successors.

ARTICLE 16 MISCELLANEOUS

             16.01 Service Standards. State Street shall perform each and every of its duties and responsibilities hereunder in accordance with the highest standard of care applicable to persons performing services of the type required hereunder and shall always apply the best practices reasonably available to it when carrying out such duties and responsibilities. State Street and ABRA shall identify certain of the services to be performed by State Street pursuant to this Agreement, the performance of which shall be governed by the Service Standards set forth on Appendix A and incorporated as part of this Agreement as the Service Standards. From time to time, State Street and ABRA may agree in writing to amend the Service Standards. If State Street shall in any agreement with another client of comparable size (as measured by assets or number of participants) agree to comply with a higher standard of performance than that required by Appendix A, State Street shall promptly notify ABRA of such event, and Appendix A shall be deemed to have been automatically amended to include such higher standard of performance.

             16.02 Plan Disqualification. If it is determined that a Plan does not meet the requirements for qualification under the Code, State Street may withdraw from the Funds any or all amounts attributable to that Plan and pay such amounts as required by the Plans and Trusts and in accordance with applicable law.

             16.03 Agents of ABRA. With respect to any provision of this Agreement, but subject to applicable laws and regulations, the Board may designate in writing to State Street one or more authorized representatives to act on behalf of ABRA, in which case State Street shall be entitled to communicate with such representatives, until such time as ABRA provides written notice to the contrary, and actions by such representatives shall be binding on all parties.

             16.04 Good Faith. Both ABRA and State Street shall have an obligation to consent, respond, agree, provide notice, give and consider comments or recommendations, negotiate, approve, cooperate and otherwise act in good faith and on a reasonably timely basis with respect to each provision of this Agreement, the ABA Members Collective Trust and the Trusts. Even if not expressly stated herein, no consent, approval or endorsement of ABRA or State Street under this Agreement shall be unreasonably withheld or delayed.

             16.05 Compliance with Laws. State Street shall comply, shall cause the ABA Members Collective Trust and the Trusts to comply and shall cooperate in assisting ABRA and any other person or entity providing such services in complying with all applicable employee benefit, securities, banking and insurance laws and regulations. ABRA shall comply, shall cause the ABA Members Plans and the Trusts to comply and shall cooperate in assisting State Street and any other person or entity providing such services in complying with all applicable employee benefit, securities, banking and insurance laws and regulations, including without limitation by providing any information reasonably available to ABRA that is reasonably requested by State Street and by assisting State Street in obtaining such other information as may be reasonably requested by State Street, each in connection with action taken by State Street under this Agreement or to obtain any opinion letter, ruling, no-action letter or interpretive request filed with or requested from the Internal Revenue Service, the Department of Labor, the Securities and Exchange Commission or any similar state securities regulatory authority.

             16.06 Audits. As sponsor of the ABA Members Plans and on behalf of Participants, Employers and Investors, ABRA may, for the purpose of providing assurance that State Street is fulfilling its obligations under this Agreement, the ABA Members Collective Trust and the Trusts, at any time and from time to time, audit (either by itself or through auditors it may appoint), the facilities, operations and Plan records of State Street that relate to State Street's fulfillment of its duties, responsibilities and obligations under this Agreement, the ABA Members Collective Trust and the Trusts. State Street shall cooperate with ABRA or auditors appointed by ABRA for such purpose. The cost of such audit shall be paid from ABRA's own funds unless such audit discloses an error in Program accounting or records that requires an adjustment to Participants' accounts, a change in State Street's internal accounting procedures or discloses State Street's failure to comply with Service Standards, in which case State Street shall pay such cost. Nothing in this Section shall give ABRA the right to a financial audit of State Street.

             16.07 Amendment. This Agreement and Section 6.08 of the ABA Members Collective Trust may be amended only by a written instrument executed by ABRA and State Street. All Participants, Employers and Investors shall be deemed to have consented to any such amendment and shall have no right to withhold such consent.

             16.08 Assignment; Change of Control. Subject to the terms and conditions of this Section 16.08, neither ABRA nor State Street may assign its rights or obligations under this Agreement, any Investment Advisor Agreement or any Investment Manager Agreement without the other's prior written consent. For purposes of this Section, a merger, reorganization or transfer of substantially all of the assets of ABRA to a successor organization shall not constitute an "assignment" of this Agreement, but any "Change of Control", as defined in this
Section 16.08, of State Street, State Street Corporation or CitiStreet, shall constitute an "assignment" of this Agreement and entitle ABRA to terminate this Agreement pursuant to Section 15.03, but with such notice period as ABRA shall determine in its sole discretion. For purposes of this Section:

                       (a) a Change of Control of State Street shall be deemed to occur if and when:

                           (1) a merger, consolidation or reorganization of
                       State Street or the transfer of substantially all its assets to a successor organization occurs, unless State Street is the survivor in any such transaction, and after such transaction, State Street is controlled by State Street Corporation; or

                           (2) any plan or proposal for the liquidation of State
                       Street is adopted by its stockholders;

                       (b) a Change of Control of State Street Corporation shall be deemed to occur if and when:

                           (1) a merger, consolidation or reorganization of
                       State Street Corporation or the transfer of substantially all its assets to a successor organization occurs, unless State Street Corporation is the survivor in any such transaction and (A) it is not controlled by another organization and (B) persons who were shareholders of State Street Corporation immediately before such transaction own more than 50% of the combined voting power of State Street Corporation immediately after such transaction;

                           (2) any person, including a "person" as such term is
                       used in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), is or becomes a beneficial owner (as such term is defined in rule 13-d(3) under the 1934 Act), directly or indirectly, of securities of State Street Corporation, representing more than 50% of the combined voting power of State Street Corporation's outstanding securities;

                           (3) any plan or proposal for the liquidation of State
                       Street Corporation is adopted by the stockholders of State Street Corporation; or

                           (4) all or substantially all of the assets of State
                       Street Corporation are sold, liquidated or distributed;
                       and

                      (c) A Change of Control of CitiStreet shall be deemed to occur if and when:

                           (1) State Street's percentage ownership interest in
                       CitiStreet, LLC is reduced to less than 50% of the outstanding membership interests in CitiStreet, LLC;

                           (2) any plan or proposal for the dissolution or
                       winding up of the affairs of CitiStreet, LCC is adopted by owners of the membership interests of CitiStreet, LLC; or

                           (3) all or substantially all the assets of
                       CitiStreet, LLC are sold, liquidated or distributed.

             16.09 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements to be performed in that state; provided, however, that (a) the ABA Members Collective Trust and the Trusts shall be governed by and construed in accordance with the applicable laws of The Commonwealth of Massachusetts, (b) the ABA Members Plans shall be governed by and construed in accordance with the applicable laws of the State of Illinois and (c) in the event of a conflict of laws in any dispute between (i) this Agreement and (ii) any of the ABA Members Collective Trust, the

Trusts or the ABA Members Plans, the laws of The Commonwealth of Massachusetts shall govern (without regard to choice of law principles thereunder).

             16.10 Arbitration of Disputes. Any dispute or controversy between ABRA and State Street arising under, out of, in connection with or in relation to this Agreement (whether or not arising under provisions specifically referring to this Section), the ABA Members Collective Trust, the Trusts or the ABA Members Plans, and any amendments thereof, other than any such dispute or controversy arising in connection with any third party claim, or the breach thereof, shall be determined and settled by arbitration to be held in a location agreeable to State Street and ABRA (or, if no location is agreed upon, in Chicago, Illinois) in accordance with the rules then in effect for commercial disputes according to the commercial rules of the American Arbitration Association; provided, however, that in the discretion of the arbitrator, hearings may be held at such locations as are convenient for the witnesses. In connection with any such arbitration, if State Street and ABRA are unable to agree on a single arbitrator, then State Street and ABRA shall each appoint one arbitrator and the two arbitrators so appointed shall appoint a third arbitrator. If either State Street or ABRA fails to appoint an arbitrator, or if the two arbitrators fail to appoint a third arbitrator, then the American Arbitration Association (or a similar organization agreeable to ABRA and State Street) shall appoint such arbitrator or arbitrators. Any award rendered by such arbitration or arbitrators may include an assessment of expenses (including attorneys' fees and arbitration fees) and shall be conclusive and binding on each and all of the parties, and judgment may be entered thereon by a court of competent jurisdiction. Nothing herein shall preclude either party from obtaining injunctive relief in appropriate circumstances, provided that after any grant of such relief, the dispute shall be resolved in accordance with the procedures set forth in this Section.

             16.11 Notice. All notices, requests or other communications to be given by ABRA or State Street to the other under this Agreement shall be considered properly given if (a) delivered in person, (b) delivered by overnight courier (with signed acknowledgment or receipt) or (c) sent by telecopier, confirmed by telephone by the sender, each at the following address:

             State Street Bank and Trust Company
             Batterymarch Park III
             Three Pine Hill Drive
             Quincy, Massachusetts 02169
             Attention: ABRA Department Head
             Telecopier: (617) 376-4640

             American Bar Retirement Association
             541 North Fairbanks Court
             Chicago, Illinois 60611-3314
             Attention: Executive Director
             Telecopier: (312) 988-5032
or mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested to ABRA at the above address or to State Street at the following address:

             State Street Bank and Trust Company
             Post Office Box 9109
             Boston, Massachusetts 02109
             Attention: ABRA Department Head

All notices, requests or communications shall be deemed given (y) upon the expiration of five (5) Business Days after deposit if mailed or (z) upon receipt by the addressee if given in person, by courier or by telecopier. If any communication is tendered to a party and the delivery thereof is refused by such party, such communication shall be effective upon the tender. Either State Street or ABRA may change the address to which notices are to be delivered by written notice to the other party as provided in this Section. All notices, accountings, reports and other communications by State Street to Participants, Employers and Investors shall be delivered in accordance with and otherwise governed by the applicable provisions of the Trusts and the ABA Members Collective Trust.

             16.12 Severability of Provisions. If any provision of this Agreement is found to be unenforceable, the other provisions shall remain in effect.

             16.13 Waiver. Any agreement by ABRA or State Street to an extension or waiver of any provision of this Agreement shall be valid only if set forth in an instrument in writing signed by such party, but such waiver or failure to insist on strict compliance with such provision shall not operate as a waiver or estoppel with respect to any subsequent or other failure.

             16.14 Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

             16.15 Action by ABRA. Any action required or permitted to be taken hereunder by ABRA may be taken by resolution of the Board, by resolution of any duly authorized committee of, or appointed by the Board or by any officer or agent duly authorized to take such action by the Board or such a committee.

             16.16 Construction of Terms. The singular may include the plural and vice versa, unless the context clearly indicates to the contrary. Unless otherwise stated, all references to Sections and Articles are to Sections and Articles of this Agreement.

             16.17 Execution in Counterparts. This Agreement may be executed in counterparts, and all the counterparts together shall be considered an original.

             16.18 Entire Agreement. This Agreement (including the Appendices hereto and the Annual Marketing Plan), together with the Trusts and the ABA Members Collective Trust and, to the extent applicable, the ABA Members Plans, contains the entire agreement between the parties, and supersedes all prior agreements, arrangements and understandings between State Street and ABRA, relating to the subject matter contained herein.

             16.19 Authority. The parties to this Agreement represent, respectively, that they have duly authorized the execution, delivery and performance of this Agreement and that neither such execution and delivery nor the performance of their obligations hereunder conflict with or violate any provision of law, rule or regulation, or any instrument to which either is a party or to which any of their respective properties are subject and that this Agreement is a valid and binding obligation.

             IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto on this eighteenth day of November, 2002 with an effective date as of January 1, 2003 (except to the extent the parties are obligated hereunder to take any action prior to such date).

             STATE STREET BANK AND TRUST COMPANY


             By:________________________________

             Title:_____________________________

             THE AMERICAN BAR RETIREMENT ASSOCIATION


             By: _______________________________
                    President

                                   APPENDIX A

                    SERVICE STANDARDS - PERFORMANCE PENALTIES

The standards of accuracy that govern all of the services performed by State Street under this Agreement are as follows:

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                     PENALTY FOR
                                                                                                     PERFORMANCE
     ACTIVITY/FUNCTION                    QUALITY STANDARDS                                          FAILURE
--------------------------------------------------------------------------------------------------------------------------------
     FINANCIAL                           All financial transactions/1/ wherever occurring            $30,000 for each
     TRANSACTIONS                        in the Program shall be processed at the time               calendar quarter for
                                         required by this Agreement and without error                which this standard is not
                                         caused by State Street for no less than 99% of              achieved.
                                         all financial transactions processed.
================================================================================================================================
   ADMINISTRATIVE                        Indicative and related data (such as names,                 $20,000 for each
   INFORMATION                           dates and addresses) shall be recorded and                  calendar quarter for
                                         maintained without error caused by State                    which this standard is
                                         Street for no less than 99% of all Participant              not achieved.
                                         records unless such information has not been
                                         provided to State Street.
================================================================================================================================
   TIME                                  All transactions shall be processed in
   REQUIREMENTS                          accordance with the Service Standards
                                         for timeliness and responsiveness provided
                                         below:
--------------------------------------------------------------------------------------------------------------------------------
   TRANSACTION                           All transaction requests including for
   PROCESSING                            example, posting of contributions,
                                         allocation of contributions, and transfers
                                         among Investment Options will be
                                         date/time stamped (in writing or
                                         electronically) at time of receipt.
--------------------------------------------------------------------------------------------------------------------------------
                                         99% of transaction requests that are received in            $30,000 for each
                                         writing or by telephone (under the Program's                calendar quarter for
                                         telephone transfer feature) or by internet by               which thisstandard is
                                         4:00 p.m. Eastern Time on a Business Day will               not achieved.
                                         be processed utilizing unit values and related
                                         information determined at the close of business
                                         that day, provided that properly completed
                                         forms required for such transactions, if any, are
                                         received before 4:00 p.m. Eastern Time.
                                         Transaction requests received after 4:00 p.m.
                                         Eastern Time will be processed in the same
                                         manner on the next Business Day.
--------------------------------------------------------------------------------------------------------------------------------

________________

/1/ "Financial transactions" means transactions to effectuate Employer, Participant or Investor initiated actions, such as contributions to the Program, participant loans (and repayments thereof), change of investment allocations, and transfers of assets among Investment Options.

-------------------------------------------------------------------------------------------------------------
                                                                                    PENALTY FOR
                                                                                    PERFORMANCE
     ACTIVITY/FUNCTION            QUALITY STANDARDS                                 FAILURE
-------------------------------------------------------------------------------------------------------------
   TRANSACTION CONFIRMATION       Upon completion of financial transaction          $25,000 for each
   NOTICE                         processing for financial transactions timely      calendar quarter for
                                  received during a Business Day, 99% of all        which this standard is
                                  confirmation notices reporting such               not achieved.
                                  transaction will be mailed to affected
                                  Participants/Employers on the Business
                                  Day next following execution.

                                  In the event of a major market event (e.g.,
                                  market crash of 1987) confirmation notices
                                  will be sent 10 Business Days following
                                  execution until trading volumes return to
                                  average level for the 90 day period prior to
                                  the event
-------------------------------------------------------------------------------------------------------------
   PARTICIPANT                    99% of the account statements containing          $50,000 for each
   STATEMENTS                     cumulative reporting of all account               calendar quarter for
                                  activities for a calendar quarter will be         which this standard
                                  mailed to affected Participants/Employers         is not achieved.
                                  within 10 Business Days following the end
                                  of each calendar quarter.
-------------------------------------------------------------------------------------------------------------
   DISBURSEMENTS                  Properly completed and documented                 $20,000 for each
                                  requests for all types of Participant             calendar quarter for
                                  benefit payments, received before 4:00 p.m.       which this standard is
                                  Eastern Time on a Business Day including          not achieved.
                                  the following:

                                  .  Death.

                                  .  Disability.

                                  .  Retirement.

                                  .  Termination of Employment.

                                  .  Installments.

                                  . In-service distributions under Article 7 of the ABA Members Retirement Plan.

                                  .  Plan termination.

                                  will be processed and checks mailed within 2
                                  Business Days after receipt.

                                  In the case of payments requested pursuant
                                  to Qualified Domestic Relations Orders
                                  ("QDRO's") this standard will apply
                                  only after the QDRO has been recorded on the
                                  recordkeeping system.
-------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                                 PENALTY FOR
                                                                                 PERFORMANCE
    ACTIVITY/FUNCTION          QUALITY STANDARDS                                 FAILURE
---------------------------------------------------------------------------------------------------------
                               The above standards do not apply to
                               transactions in connection with Individually
                               Designed Plans, initial annuity payments,
                               the Real Estate Fund and the Self-Managed
                               Brokerage Account.
---------------------------------------------------------------------------------------------------------
   SUMMARY PLAN                A Summary Plan Description will                  $20,000 for any calendar
   DESCRIPTIONS                be provided to 99% of the Employers, to be       year for which this
                               distributed to eligible Employees (i) within     standard is not achieved.
                               90 days after the Employer adopts a Plan,
                               and (ii) thereafter, within the time required
                               by law. A Summary of Material
                               Modifications will be provided to each
                               Employer within the time required by law.
---------------------------------------------------------------------------------------------------------
   FORM 5500                   Census Data Request to gather information        $25,000 for any calendar
                               necessary for the automated preparation of       year for which this
                               the 5500 Form Series sent to 99% of the          standard is not achieved.
                               Employers no later thanthe first day of the
                               fourth month following end of Plan Year.

                               State Street will make at least one follow-up request for census data from Employers not responding within 30 days.

                               State Street's response will be based upon
                               census data returned to State Street by the
                               Employer within 30 days. If census data is
                               not returned, State Street's response will be
                               based on the census data contained in the
                               Census Data Request.
---------------------------------------------------------------------------------------------------------
                               Production and distribution of Form 5500 in      $50,000 for any
                               appropriate format and with applicable           calendar year for
                               schedules including Summary Annual               which this standard is
                               Reports with completed form (based on            not achieved.
                               information that is maintained by State
                               Street) returned to 99% of the Employers by
                               the 1st day of the 6th month following end
                               of Plan Year.
---------------------------------------------------------------------------------------------------------
   DISCRIMINATION              ADP/ACP testing will be performed semi-
   TESTING (                   annually and at year end.
   401(k) & 401(m))
                               The semi-annual test will be completed and       $20,000 for any
                               provided to 99% of the Employers no later        calendar year for
                               than 20 Business Days following the              which this semi-
                               Employer's submission of complete and            annual standard is not
                               accurate data.                                   achieved.
--------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                     PENALTY FOR
                                                                                                     PERFORMANCE
    ACTIVITY/FUNCTION                     QUALITY STANDARDS                                          FAILURE
-------------------------------------------------------------------------------------------------------------------------------

                                          The year-end testing will be completed and
                                          provided to 99% of the Employers no later                  $20,000 for any
                                          than 2-1/2 months following the Plan Year                  calendar year for
                                          end subject to the Employer's submission of                which this annual
                                          complete and accurate data 20 Business Days                standard is not
                                          prior to such date.                                        achieved.

                                          Any such testing otherwise requested by an
                                          Employer will be completed and results
                                          returned to Employer ten Business Days after
                                          receipt of completed request form. Each
                                          Employer will be limited to a total of 3 tests
                                          per year including semi-annual tests.
-------------------------------------------------------------------------------------------------------------------------------
   DISCRIMINATION                         State Street will monitor compliance with                  10,000 for each
   TESTING                                IRC 415 during each plan's limitation year                 calendar year for
   SECTION  415                           and will calculate a final IRC 415 compliance              which this standard is
                                          test for at least 99% of the Employers no later            not achieved.
                                          than the earlier of (i) 10 months following the
                                          close of the limitation year and (ii)
                                          completion of ADP/ACP testing, as
                                          applicable.

                                          State Street also will take such steps as
                                          allowed for under the plan document to
                                          ensure compliance with IRC 415 within the
                                          time frame allowed for under the Plan and
                                          the regulations issued under IRC 415.

                                          For Employers which maintain plans in
                                          addition to plans sponsored under the ABRA
                                          Program, State Street will provide such
                                          information as may be reasonably requested
                                          by such Employer to maintain compliance
                                          with IRC 415.
===============================================================================================================================
   COMMUNICATIONS

-------------------------------------------------------------------------------------------------------------------------------
   - Correspondence                       All correspondence date/time stamped upon
                                          receipt.
-------------------------------------------------------------------------------------------------------------------------------
   . from                                 Acknowledged or answered within 3                          $25,000 for each
     Participants/Employers               Business Days of receipt: if only                          calendar
                                          acknowledged, then answered within 10                      quarter for which
                                          Business Days of receipt.                                  these standards are
                                                                                                     not achieved.
-------------------------------------------------------------------------------------------------------------------------------
   . from non-Participants                Acknowledged or answered same day if
     Program inquiries                    received before 4:00 p.m. Eastern Time;
                                          otherwise, next Business Day.
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                                            PENALTY FOR
                                                                                            PERFORMANCE
    ACTIVITY/FUNCTION               QUALITY STANDARDS                                       FAILURE
---------------------------------------------------------------------------------------------------------------------
..  Other                       Acknowledged or answered within 3 Business Days
                               of receipt.

 - Telephone

..  Participants/Employers      Inquiries answered on telephone if possible; all
                               requests for information handled same day if
                               received before 4:00 p.m. Eastern Time; otherwise,
                               next Business Day.

..  Non-Participants            Inquiries answered on telephone if possible; all
                               requests for information handled same day if
                               received before 4:00 p.m. Eastern Time;
                               otherwise, next Business Day.
---------------------------------------------------------------------------------------------------------------------
 Customer Service Center       During normal business periods 99% of telephone         $30,000 for each calendar
                               calls answered within 3 seconds either personally       quarter for which both
                               or by automated hold/queue system (with                 standards are not achieved.
                               appropriate hold background); call abandon rate
                               will be under 3% of calls placed. However, due to
                               extreme market volatility this standard may be
                               suspended for a specific period of time, to be
                               mutually agreed upon by both parties.
---------------------------------------------------------------------------------------------------------------------
                               During normal business periods the average speed        $30,000 for each calendar
                               of answer of Participant Service Representatives        quarter for which this
                               (PSR) will not exceed 30 seconds. However, due to       standard is not achieved.
                               extreme market volatility this standard may be
                               suspended for a specific period of time, to be
                               mutually agreed upon by both parties.
---------------------------------------------------------------------------------------------------------------------
 Self Managed Account          99% of orders executed by the close of the              $20,000 for  each calendar
 Transactions                  business day pursuant to the New York Stock             quarter for which this
                               Exchange will be settled within the required            standard is not achieved.
                               settlement cycle for that security type.
---------------------------------------------------------------------------------------------------------------------
 Self Managed Account          99% of all confirmation notices will be mailed          $20,000 for each calendar
 Transaction Confirmation      within the required time pursuant to SEC rules.         quarter for which this
 Notices                                                                               standard is not achieved.
---------------------------------------------------------------------------------------------------------------------
 Self Managed Transaction      99% of all trades will be executed without error.       $30,000 for each calendar
 Processing                    A trade shall be executed without error                 quarter for which this
                               for purposes of this standard to the extent that        standard is not achieved.
                               such trade is processed without financial harm or
                               monetary loss to the customer.

---------------------------------------------------------------------------------------------------------------------

STANDARDS COMPLIANCE PROCEDURE:

In the event that a standard established for a function, activity or service is not met for a calendar quarter, ABRA shall be promptly notified and the amount of the applicable penalty calculated. ABRA may request the activation of an internal State Street quality standards task force if compliance is not restored by the end of the second consecutive quarter.

The task force, if activated, will review all work procedures and processes in the functional area which is below standard, and develop a comprehensive analysis of the deficiencies causing the failure to meet standards, along with suggested corrective actions. The task force review and report will be completed no later than 90 days after ABRA requests activation.

ABRA reserves the right at the end of the quarter following the task force review to convene its own task force for the purpose of reviewing the below-standards service or activity process or to otherwise conduct an independent audit as provided in Section 16.06. Activating its own task force will not prevent ABRA from pursuing other remedies.

Compliance with all the standards indicated is to be measured and reported upon to ABRA at each regular meeting of the Board in a separate Standards Compliance Report.

Where actual data are available for the full universe of activity, the actual data will be measured. Otherwise, each quarter State Street shall evaluate a random 2% sample of each transaction type to determine whether performance has satisfied such standards and present the results to ABRA at least quarterly.

Samples of actual output from the respective activity/functions reviewed for compliance with the respective timeliness standards shall also be examined for financial and administrative accuracy.

State Street will not be deemed to have committed an error hereunder to the extent that it acts in reliance on information furnished by, or at proper direction of, ABRA, or an Employer, Participant or Investor, as applicable. Nor will State Street be deemed to have committed an error hereunder to the extent that it relies on information furnished by Equitable, any financial institution or third party. Any disagreement between State Street and ABRA regarding the occurrence or amount of any penalty that cannot otherwise be resolved shall be subject to Section 16.10.

Additionally, at least annually State Street shall engage a professional consulting firm experienced in conducting surveys with respect to financial products to conduct a comprehensive, professional client service survey. The content of such survey shall be subject to review by ABRA. The results of the survey, among other considerations, will be evaluated by ABRA and State Street in the fourth quarter of each year. Such survey information will not be considered in measuring performance against the above-stated standards except the Participation Satisfaction Standard. The cost of such survey shall be paid by State Street but may be paid (or reimbursed) by the Trusts or the ABA Members Collective Trust subject to Section 13.04. In consideration thereof, the fees payable to State Street pursuant to Section 13.01 shall be reduced by $30,000 per year.

In the event of any major employee benefit or tax reform legislation (similar in scope and impact to the Tax Reform Act of 1986) during the term of this Agreement, these standards will be reevaluated).

                                   APPENDIX B

            STATE STREET GLOBAL ADVISORS INVESTMENT OPTION STANDARDS

                                        STANDARD

STABLE ASSET RETURN FUND                The primary investment objective of the
                                        portfolio is to meet or exceed net of
                                        investment management fees and over
                                        reasonable measurement periods, the rate of return of the EK&A STIF Funds Index plus 0.50 percentage points (50 basis points).

INDEX EQUITY FUND                       The primary investment objective of the
                                        portfolio is to track over reasonable
                                        measurement periods, the rate of return
                                        of the Russell 3000 Stock Index.

INDEX PORTION OF LARGE-CAP              The primary investment objective of this
GROWTH EQUITY FUND                      portion of the portfolio is to track
                                        over reasonable measurement periods, the rate of return of the Russell 1000
                                        Growth Index.

INDEX PORTION OF LARGE-CAP VALUE        The primary investment objective of this
EQUITY FUND                             portion of the portfolio is to track
                                        over reasonable measurement periods, the rate of return of the Russell 1000 Value
                                        Index.

                                   APPENDIX C

                            FEES PAID TO STATE STREET

I.       Program Expense:

     (a) The Program Expense Fee for each calendar month during calendar year 2003 and each calendar year thereafter during the term of this Agreement shall be one-twelfth (1/12) of the sum of (i) $1,400,000, plus (ii) the number of Participants of Individual Recordkeeping Plans (in categories described below, but not including active participants without account balances) as of the last Business Day of the immediately preceding calendar month multiplied by $194 plus
(iii) the excess, if any, of the number of active Participants of Individual Recordkeeping Plans without account balances as of the end of the last Business Day of the immediately preceding calendar month over the number of such Participants as of December 31, 2002, multiplied by $194.

     Participants:   Active, with balance
                     Active, without balance
                     Ineligible, with balance
                     Suspended, with balance
                     Receiving installment payments
                     Terminated, deferring payout
                     Terminated, being paid out (with balance)

     (b) As of the first day of each calendar month, State Street shall convert the amount of the Program Expense Fee payable for such month after any adjustment required by paragraphs (c) or (e) of Section I of this Appendix C or by Appendix E, into a daily asset charge. Such daily charge shall be accrued each day as a charge against all Program assets other than those held under Self-Managed Option accounts. Such accrued daily charges shall be paid to State Street at the end of each month.

     (c) Notwithstanding the foregoing, if as of the last day of any month prior to the Transfer Completion Date, a performance penalty described in Appendix A shall become due and payable, the aggregate amount of the Program Expense Fee computed pursuant to paragraph (a) above and to be charged against the Program assets pursuant to paragraph (b) above shall be reduced by the aggregate amount of such penalties, and only the net amount shall be converted into a daily charge and charged against the Program assets pursuant to paragraph (b) above.

     (d) Notwithstanding the foregoing, if as of the end of any calendar year during the term of this Agreement, the aggregate assets held under Self-Managed Option accounts, expressed as a percentage of total Program assets (including those held under Self-Managed Option accounts) shall increase by four (4) percentage points or more over such percentage determined as of the end of the preceding year or exceed 20% of such aggregate Program assets, and the Program expense charge (expressed as a percentage of assets) shall have increased during such period, State Street and ABRA shall negotiate in good faith to determine whether such increase in the assets held by the Self-Managed Option accounts should affect the appropriateness of the allocation of the Program Expense Fee for the succeeding years of this Agreement.

                                   APPENDIX C

                            FEES PAID TO STATE STREET

     (e) To the extent that the ABA Members Collective Trust shall during any calendar month receive any amounts resulting from the investment activities of the Funds maintained, thereunder, including without limitation any amounts received from securities lending activities, such amounts shall be applied to the payment of any incurred but unpaid expenses of such trust pursuant to
Section 13.04, and any such amount not so applied shall be applied against and reduce the amount of the Program Expense Fee payable for the next succeeding calendar month prior to its conversion to a daily charge pursuant to paragraph
(b) above.

II.      Trust, Management and Administration:

         The trust, management and administration fee shall be calculated according to the following schedule as applied to the aggregate value of assets held by the Funds described in Section 2.01.

                           First $1.0 billion    .149%
                           Next $1.8 billion     .058%
                           Over $2.8 billion     .025%

Such fee shall accrue daily and be paid to State Street at the end of each month. Such fee is based upon the current Fund line up and specific contruction of each Fund relative to its advisor composition, custody and other Fund administration requirements. ABRA and State Street reserve the right to change such fee should the Fund line up or construction of a Fund change in the future in a manner which changes State Street's costs of administering any such Fund or Funds.

                                   APPENDIX D

                                FEES PAID TO ABRA

         ABRA's fee shall be calculated according to the following schedule based on the aggregate value of assets held in the Program as of the end of the last Business Day of the preceding month.

                           First $500 Million        .075%
                           Next  $850 Million        .065%
                           Next  $1.15 Billion       .035%
                           Next  $1.5 Billion        .025%
                           Over  $4.0 Billion        .015%

             Fees will be charged pro rata against all Program assets other than those held under Self-Managed Option accounts and paid to ABRA within ten (10) Business Days following the end of each month.

                                   APPENDIX E

                  SERVICE BASED PROGRAM EXPENSE FEE REDUCTIONS

         ----------------------------------------------------------------------------------------------------------
                    ACTIVITY/FUNCTION                                      FEE REDUCTION
         ----------------------------------------------------------------------------------------------------------
         ----------------------------------------------------------------------------------------------------------
         Printing/distribution of paper           $.90 for each participant account statement no longer required
         participant statements.                  at participant's election during a calendar quarter.*
         ----------------------------------------------------------------------------------------------------------
         Deletion of yearly participant account   $5,875 per calendar quarter.*
         statement (Annual Plan Summary
         Statement).
         ----------------------------------------------------------------------------------------------------------
         Reduction in call volume handled by      $6.50 per call for each call below 38,000 calls per year.*
         personal service representations.
         ----------------------------------------------------------------------------------------------------------
         Transactions processed on Pay Station    Less than 62,500 transactions          $0/participant
         each calendar year.
                                                  At least 62,500 transactions but       $.50/participant
                                                  less than 125,000 -

                                                  125,000 or more transactions -         $1.40/participant/2/
         ----------------------------------------------------------------------------------------------------------
         Investment Advice (Section 2.02(b))      Any reduction in amount paid by
                                                  State Street.
         ----------------------------------------------------------------------------------------------------------

*Amounts to be calculated on a quarterly or annual basis shall be determined during the calendar month next following the end of each calendar quarter or year as the case may be, and shall be applied to the payment of any incurred but unpaid expenses otherwise chargeable to the ABA Members Collective Trust pursuant to Section 13.04, and any amount not so applied shall reduce the amount of the Program Expense Fee payable for the next succeeding calendar month prior to its conversion to a daily charge pursuant to paragraph (b) of Appendix C.


----------
/2/ For purposes of the Pay Station reductions, the number of participants for a calendar year shall mean the average of the number of participants shown in the quarterly reports regularly presented to ABRA by State Street pursuant to
Section 10.03.

                                                                       EXHIBIT A

                        ADMINISTRATIVE SERVICES AGREEMENT
                                     BETWEEN
                       STATE STREET BANK AND TRUST COMPANY
                                       AND
                                 CITISTREET, LLC

                                   WITNESSETH:

         THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is effective as of the first day of April 2000, between STATE STREET BANK AND TRUST COMPANY, ("State Street") and CITISTREET, LLC ("CitiStreet").

         WHEREAS, State Street has heretofore entered into an Administrative and Investment Services Agreement with the American Bar Retirement Association ("ABRA") effective as of the first day of January, 1999, as amended by Amendment No. 1 thereto effective as of the date hereof ("AISA"), pursuant to which State Street is required to perform Trustee Services (as defined in AISA) and Administrative Services (as defined in AISA) for the American Bar Association Members Retirement Program (the "Program");

         WHEREAS, State Street has heretofore entered into an agreement (the "Joint Venture Agreement") with The Plaza Corporation, a wholly-owned, indirect subsidiary of Citigroup Inc. ("Citigroup"), whereby State Street will transfer its retirement plan recordkeeping business to CitiStreet;

         WHEREAS, the obligations of The Plaza Corporation to State Street under the Joint Venture Agreement have been guaranteed by Salomon Smith Barney Holdings Inc. ("Salomon") a wholly-owned subsidiary of Citigroup;

         WHEREAS, State Street and Citigroup will, directly or indirectly each own fifty percent of the membership interests of CitiStreet and each have the right to elect one-half of the members of the board of directors of CitiStreet;

         WHEREAS, upon State Street's transfer of its retirement plan recordkeeping business to CitiStreet, State Street will no longer be able to carry out its obligations under AISA to perform Administrative Services;

         WHEREAS, State Street desires to engage CitiStreet to perform, on behalf of State Street, and CitiStreet desires to so perform, the Administrative Services required of State Street pursuant to AISA; and

         WHEREAS, State Street must obtain ABRA's consent to the engagement of CitiStreet by State Street as described above, and in connection therewith State Street has requested Salomon to guarantee the obligations of CitiStreet hereunder.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and undertakings, and subject to the terms and conditions, hereinafter set forth, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms used but not defined herein shall have the respective meanings assigned to such terms by AISA.

         2. Incorporation of AISA By Reference. (a) In General. CitiStreet shall comply with, be obligated to perform any services required by and be liable for any violation of any provisions of AISA requiring or otherwise relating to the performance of Administrative Services, which are hereby incorporated herein by reference, except the following provisions:

                  a. Sections 7.04, 7.05 and 7.06, but only to the extent such Sections require State Street to make distributions or otherwise provide Trustee Services;

                  b. Section 13.01 (relating to State Street's fees);

                  c. Section 13.02 (relating to ABRA's fees); and

                  d. Section 13.04(a) (relating to Program expenses charged to the Trusts).

The provisions of AISA incorporated herein shall be applied by substituting references to CitiStreet for the references to State Street appearing therein. Notwithstanding the foregoing, (i) any obligations imposed upon ABRA by AISA shall remain enforceable only by State Street, (ii) CitiStreet shall not be entitled to receive any information or materials from ABRA pursuant to AISA but shall obtain such information solely from State Street; (iii) all marketing materials and communications regarding the Program with Employers, Participants, Investors, the Securities and Exchange Commission and other third parties shall be in the name and on behalf of State Street and (iv) CitiStreet shall not be entitled to receive any fees or payments in respect of expenses (including indemnification) from the ABA Members Collective Trust, the Trusts or ABRA for services provided in connection with the Program, but shall be entitled only to payment for such services only from State Street pursuant to Section 3 of this Agreement. In addition, the parties acknowledge that Section 12.07 of AISA prohibits the disclosure by State Street to CitiStreet of Program Data and Records for purposes other than CitiStreet's performance of services pursuant to this Agreement, and as incorporated herein by reference, Section 12.07 of AISA prohibits the disclosure of Program Data and Records to other persons except to the extent necessary for the performance of services for the Program. Furthermore, notwithstanding any provision herein or of AISA to the contrary, no such disclosure shall be made by CitiStreet to (i) Citigroup, Salomon and their affiliates or any employees, directors or agents thereof without ABRA's prior written consent, or (ii) to any other third party pursuant to Section 12.07 of AISA as incorporated herein without State Street's prior consent. Nothing in this Agreement shall be interpreted as interfering with or impairing any rights State Street or CitiStreet may have under any other contract between such parties, provided, however, that if the terms of any other agreement between CitiStreet and State Street conflict or are inconsistent with the terms of this Agreement, the terms of this Agreement shall control.

         (b) Coordination of Services. To the extent that pursuant to AISA and this Agreement both State Street and CitiStreet are obligated to perform the same services, State Street and CitiStreet shall allocate the responsibility for performance between each other in such manner as shall be in the best interests of the Program, and the performance of services by State Street or CitiStreet, as the case may be, shall excuse the other party from the obligation to perform such services but shall not release such other party from any liability arising hereunder from the performance of such services, and to the extent that State Street or CitiStreet pays or otherwise

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satisfies any such liability, the other party shall be relieved thereof.
Notwithstanding the foregoing, to the extent that any provision of AISA incorporated herein by reference requires the performance of both Trustee Services and Administrative Services, State Street shall be solely responsible for the performance of the Trustee Services, and State Street and CitiStreet shall each cooperate with the other to the extent necessary or appropriate to provide such services at such times and in such manner that are not less advantageous to the Program, the Employers, the Participants, the Investors and ABRA than was provided (or required to be provided) by State Street prior to the execution of this Agreement.

         3. CitiStreet's Fees and Expenses. CitiStreet shall be compensated by payment from State Street of such fee in such amount at such time and in such manner as State Street and CitiStreet shall from time to time agree. In addition, to the extent that CitiStreet incurs expenses payable by the ABA Members Collective Trust or the Trusts under Section 13.04(a), CitiStreet shall be entitled to reimbursement thereof from State Street. Notwithstanding the foregoing, no failure by State Street to pay to CitiStreet its fee pursuant to this Section 3 (or pursuant to any other agreement between CitiStreet and State Street) or to reimburse CitiStreet for any expenses, nor any other dispute, controversy or disagreement among State Street Corporation, State Street, Citigroup and CitiStreet, or any of them or any of their respective affiliates, whether arising under this Agreement, the Joint Venture Agreement or any other agreement between them, shall excuse CitiStreet from its obligation to continue to perform, and its liability in respect of, the services required of it pursuant to this Agreement. Nothing in this provision shall excuse the payment by CitiStreet of fees and expenses due to State Street for use of its employees, systems and administrative services, which fees may be treated as a credit against the program expense fee payable to CitiStreet hereunder or the payment by State Street of any fees due to CitiStreet in connection with the Program.

         4. Third-Party Beneficiary. The parties hereto acknowledge that this Agreement requires the consent of ABRA, as evidenced by its execution of an amendment to AISA permitting CitiStreet to perform services on behalf of State Street, and in consideration of such consent, the parties hereby agree that ABRA shall be a third-party beneficiary of this Agreement subject to the benefits of and entitled to enforce its provisions to the same extent as if ABRA were a party to this Agreement, including (but not limited to), the power to enforce any provisions of AISA incorporated herein by reference and entitlement to indemnification from CitiStreet and Citigroup pursuant to the provisions of AISA incorporated herein to the same extent ABRA is entitled to indemnification under AISA.

         5. Termination. This Agreement shall terminate at the same time State Street ceases to be obligated to perform Administrative Services under AISA, except the obligations imposed upon CitiStreet by incorporation of Sections
12.06 and 12.07 of AISA shall survive the termination of this Agreement.

         6. Notices. Section 16.11 of AISA, being incorporated herein by reference, is modified by the addition of the following information regarding
CitiStreet:

                                   State Street Bank & Trust Company
                                      [Address]

                                      CitiStreet, LLC
                                      [Address]

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                                        with copies to

                                        American Bar Retirement Association
                                        541 North Fairbanks Court
                                        Chicago, Illinois 60611-3314
                                        ATTN: Executive Director
                                        Telecopier: (312) 988-5032

         IN WITNESS WHEREOF, this Agreement has been signed on behalf of the parties on this ____ day of February, 2001 with an effective date as of April 1, 2000.

                                        STATE STREET BANK AND TRUST COMPANY

                                        By: ________________________________

                                        Title: _____________________________

                                        CITISTREET, LLC

                                        By: ________________________________

                                        Title: _____________________________

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